As filed with the Securities and Exchange Commission on May 26, 2000
                                Registration No. ____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           GUITRON INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

       Delaware                           3931                     51-0397012
(State or Other Jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
of Incorporation or             Classification Code Number)      Identification
Organization)                                                    Number)

 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8
                                 (514) 766-9778
        (Address and telephone number of principal executive offices and principal place of business)

                            Richard Duffy, President
 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8
                                 (514) 766-9778
            (Name, address and telephone number of agent for service)

             With copies to: Scott Rapfogel, Esq., Levine & Rapfogel
                     621 Clove Road, Staten Island, NY 10310
                                 (718) 981-8485

          Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /___

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /___

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /___

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /___

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                                   Proposed          Proposed           Amount
                                                     Amount        Maximum           Maximum            of
                                                     to be         Offering Price    Aggregate          Registration
Title of Each Class of Securities To Be Registered   Registered    Per Security(1)   Offering Price(1)  Fee
--------------------------------------------------   ---------------------------------------------------------------
Common Stock, $.001 par value                        1,000,000     $1.00             $ 1,000,000        $  303
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                        3,302,910(2)  $1.00             $ 3,302,910        $1,001
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                4,302,910     $1.00             $ 4,302,910        $1,304
--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

(1)   Estimated solely for purposes of calculating the registration fee.
(2)   Represents shares to be offered by Selling Stockholders.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------


                                      (ii)

                              CROSS REFERENCE SHEET

             Cross Reference Sheet Showing Location in Prospectus of Information Required by Items of the Form Pursuant to Rule 404(a)

      Form SB-2 Item No. and Heading                                 Prospectus Caption
      ------------------------------                                 ------------------
    1.    Front of Registration Statement and Outside
            Front Cover of Prospectus...............................   Facing Page of Registration Statement;
                                                                       Outside Front Cover Page of
                                                                       Prospectus

    2.    Inside Front and Outside Back Cover
            Pages of Prospectus.....................................   Inside Front Cover Page of Prospectus;
                                                                       Outside Back Cover Page of Prospectus

    3.    Summary Information and
            Risk Factors ...........................................   Prospectus Summary; Risk Factors

    4.    Use of Proceeds...........................................   Use of Proceeds

    5.    Determination of Offering Price...........................   Outside Front Cover Page of
                                                                       Prospectus; Risk Factors;

    6.    Dilution..................................................   Dilution

    7.    Selling Security Holders..................................   Prospectus Summary; Plan of Distribution;
                                                                       Selling Stockholders

    8.    Plan of Distribution......................................   Outside  Front Cover Page of  Prospectus;
                                                                       Prospectus  Summary; Plan of Distribution;
                                                                       Selling Stockholders

    9.    Legal Proceedings........................................... Business

    10.   Directors, Executive Officers, Promoters
          and Control Persons......................................... Management

                                      (iii)

    11.   Security Ownership of Certain Beneficial
            Owners and Management...................................   Principal Stockholders

    12.   Description of Securities.................................   Description of Securities

    13.   Interest of Named Experts and Counsel.....................   Experts; Legal Matters

    14.   Disclosure of Commission Position
            on Indemnification for Securities Act Liabilities ......   Disclosure of Commission Position
                                                                       on Indemnification for Securities Act
                                                                       Liabilities

    15.   Organization with Last Five Years.........................   Business; Certain Transactions

    16.   Description of Business...................................   Business; Risk Factors

    17.   Management's Discussion and Analysis
            or Plan of Operation....................................   Plan of Operation

    18.   Description of Property...................................   Business

    19.   Certain Relationships and Related Transactions............   Certain Transactions

    20.   Market for Common Equity and Related
            Stockholder Matters.....................................   Outside  Front Cover Page of  Prospectus;
                                                                       Prospectus  Summary; Risk Factors;
                                                                       Market for Common Equity and Related Stockholder
                                                                       Matters; Description of Securities;
                                                                       Plan of Distribution

    21.   Executive Compensation....................................   Executive Compensation; Certain Transactions;

    22.   Financial Statements......................................   Financial Statements

    23.   Changes in and Disagreements with Accountants
            on Accounting and Financial Disclosure..................   Not Applicable

                                      (iv)

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAWS TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.

PROSPECTUS               SUBJECT TO COMPLETION:  DATED MAY 26, 2000
----------
                           GUITRON INTERNATIONAL INC.

                          4,302,910 SHARES COMMON STOCK

      This is the initial public offering of Guitron International Inc. (the "Company", we", or "us"). We are offering for sale a minimum of 250,000 shares and a maximum of 1,000,000 shares of our common stock, $0.001 par value (the "Primary Shares") on a "best efforts" basis, subject to various conditions. We may reject all or part of any order for such shares. All funds received from sales of Primary Shares will be deposited in an escrow account and will not be released unless certain conditions have been met. If a minimum of 250,000 shares are not sold by us within 30 days from the date of the prospectus (which period may be extended by us up to an additional 15 days), the escrow agent will promptly return all funds without interest or deduction. Prior to this offering, there has been no public market for our common stock and there can be no assurances that such a market will be developed or, if developed, that it will be sustained following the completion of this offering. The public offering price for our common stock does not necessarily bear any direct relationship to our assets, book value or any other established criteria of value and was arbitrarily determined by us. See "Risk Factor No. 7". We expect that if this public offering is completed, our stock will be traded in the over-the-counter market and quoted on the OTC Electronic Bulletin Board. See "Plan of Distribution".

      An additional 3,302,910 shares of our common stock (the "Selling Stockholders Shares") will be offered for sale by certain of our stockholders (the "Selling Stockholders"). Selling Stockholders may be expected to sell their shares at prevailing market prices or in negotiated transactions. We will not receive any proceeds from any sales by the Selling Stockholders. The costs, expenses and fees incurred in connection with the registration of the Primary Shares and the Selling Stockholders Shares will be paid by the Company. The Selling Stockholders and any broker-dealer acting in connection with the sale of any of the Primary or the Selling Stockholder Shares may be deemed to be underwriters for purposes of the federal securities laws. See "Plan of Distribution" and "Selling Stockholders"

      THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. WE URGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 10, ALONG WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

====================================================================================================

                                                              Underwriting Discounts   Proceeds to
                                           Price to Public      and Commissions (1)   Company (2)(3)
----------------------------------------------------------------------------------------------------
Per Share                                   $     1.00            $   0.10               $    0.90

Total Minimum (250,000 Primary Shares)      $  250,000            $ 25,000               $ 225,000

Total Maximum (1,000,000 Primary Shares)    $1,000,000            $100,000               $ 900,000

Total Selling Stockholders                  $3,302,910            $      0               $       0
===================================================================================================

                          (See Notes on Following Page)

                   The date of this Prospectus is May 26, 2000

Notes to Spread Table

(1) The Primary Shares will be offered on behalf of the Company by certain of our officers who have limited or no experience in the sale of securities. No selling discounts or commissions will be paid to such officers, although their out-of-pocket expenses will be reimbursed by the Company. We have not made arrangements with a specific broker-dealer to act as an underwriter in connection with this offering. However, we may pay selected dealers ("Selected Dealers") who are members of the National Association of Securities Dealers, Inc., and certain foreign dealers, a commission equal to 10% of the public offering price of the Primary Shares sold by these dealers. We will agree to indemnify any Selected Dealer against civil liabilities under the Securities Act of 1933, as amended, See "Plan of Distribution".

(2) The figures indicated assume that a 10% commission is paid on all Primary Shares sold. To the extent that Primary Shares are sold by officers of the Company however, no commissions will be paid and the proceeds to us will be increased. The figures, however, do not reflect the deduction of offering expenses estimated to be an aggregate of $40,000, which include but are not limited to filing fees, printing expenses, legal and accounting fees and other miscellaneous expenses.

(3) The first 250,000 Primary Shares will be offered by the Company on a "best efforts-all or none" basis. The balance of the Primary Shares will be offered on a "best efforts" basis. The proceeds from the sale of the Primary Shares will be promptly deposited into a non-interest bearing escrow account with Continental Stock Transfer & Trust Company (the "Escrow Agent"). Funds will be deposited no later than noon of the next business day following receipt. In the event that 250,000 or more Primary Shares are not sold within 30 days after the date of this Prospectus (which period may be extended up to an additional 15 days by us), this offering will be withdrawn and all funds will be returned promptly to subscribers by the Escrow Agent without deduction therefrom or interest thereon. If at least 250,000 Primary Shares are sold, the remaining 750,000 Primary Shares will be offered until all of the Primary Shares offered are sold, until expiration of the offering period or until the offering is terminated by us, whichever occurs first. Subscribers will not be entitled to a return of funds subscribed during the offering period. Upon the sale of the minimum number of Primary Shares offered hereby, and the consummation of our acquisition of The Guitron Corporation, a Canadian corporation, we have the right, but not the obligation, to withdraw funds from the escrow account pursuant to a closing or series of closings, upon the completion of each of which, subscribers whose funds have been withdrawn from escrow will become shareholders of the Company. We may however, in our sole and absolute discretion, defer such closing or closings until the sale of the maximum number of Primary Shares offered hereby, expiration of the offering period or such earlier time as we deem appropriate. See "Plan of Distribution". In all events, trading of our common stock will not commence until after the offering has been completed.

(4) We and participating broker dealers, if any, will not be involved in any distribution of the shares owned by Selling Stockholders. The Selling
      Stockholders will receive the entire proceeds from the sale of their shares, less any commissions paid to other dealers for executing such orders.

      The Primary Shares are being offered by us subject to prior sale, to acceptance of an offer to purchase, to approval of certain legal matters by counsel and to certain other conditions. We reserve the right to withdraw or cancel such offer and to reject orders in whole or in part.

      We intend to furnish our shareholders with annual reports containing audited financial statements and a report thereon by our independent certified public accountants. In addition, we may furnish unaudited quarterly or other interim reports to our shareholders as we deem appropriate.

      Subscribers purchasing the Primary Shares should make bank, cashier's or certified checks payable to "Continental Stock Transfer & Trust Company - Escrow Agent for Guitron International Inc." See "Plan of Distribution".

      We, as issuer, have undertaken to make post-effective amendments to the Registration Statement to which the Prospectus relates and to reflect therein any facts or events arising after the date hereof which represent a fundamental or material change in the information set forth herein or in said Registration Statement. Any such amendments, which relate to this prospectus will be disseminated to our stockholders after the required filings with the Securities and Exchange Commission have been made.

      This prospectus contains certain "forward-looking statements" which represent our expectations or beliefs. The words "believe", "expect", "anticipate", "estimate", "project", "intend", and similar expressions identify forward-looking statements that may include, but not be limited to, future results of operations, growth plans, integration of new operations, financing needs, industry trends, consumer demand and levels of competition. These statements by their nature involve substantial risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those expressed in, contemplated by or underlying any such forward-looking statements. Statements in this prospectus, including without limitation those contained in the sections entitled "Risk Factors", "Plan of Operation", "Business", and in the Notes to our Financial Statements, describe factors, among others, that could contribute to or cause such differences.

Currency
--------

      Absent any reference to "Canadian", "Cdn", or any other variant thereof, all dollar amounts shown throughout this document are in United States dollars. Whenever any dollar amount has been translated from Canadian dollars into United States dollars, the exchange rate used was one Canadian dollar (Cdn $1.00) for every United States sixty eight and nine tenths cents (US $0.689). This was the approximate Canada Spot Exchange Rate in effect on January 31, 2000 as published by the U.S. Federal Reserve.

                               PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors and the financial statements. In this prospectus, unless the context requires otherwise, "we" and "us" refer to Guitron International Inc. Unless otherwise indicated, all information in this prospectus assumes our acquisition of The Guitron Corporation, a Canadian corporation, has already taken place, notwithstanding that such acquisition will not be effected until the sale of the minimum offering amount has been achieved. (See "Business - Acquisition of Guitron Canada")

                                  Our Business

      We are a development stage company formed for the sole purpose of acquiring The Guitron Corporation, a Canadian corporation ("Guitron Canada"). To date, we have conducted no business other than that related to our formation and initial organization. Our acquisition of Guitron Canada will take place upon the completion of the sale of the minimum offering amount within the offering period and prior to the release from escrow of the proceeds from such sale. (See "Business - Acquisition of Guitron Canada") At the present time and at the time of the acquisition, the following securities are and will be issued and outstanding in Guitron Canada: (i) not more than 2,125,926 Guitron Canada shares; and (ii) Guitron Canada stock options ("Guitron Canada Stock Options") to purchase not more 454,800 Guitron Canada shares (see "Description of Securities - Outstanding Options"). Pursuant to the acquisition:

      (a) All of the 2,125,926 outstanding Guitron Canada shares will be exchanged for 3.25 common shares of our Company; This will result in the issuance of a total of 6,909,260 shares of our common stock.

      (b) The exercise rights under all outstanding Guitron Canada Stock Options will be changed to provide that, for each Guitron Canada share purchasable under the option, the option holder will be able to purchase 3.25 common shares of our Company; this will result in there being a total of 1,478,100 of our common shares subject to future issuance pursuant to the exercise of presently outstanding Guitron Canada Stock Options. (See "Business - Acquisition of Guitron Canada)

      In the event the minimum offering amount is not sold within the offering period, including any extensions thereof, the acquisition will not be consummated, this offering will be cancelled and all subscription proceeds will be promptly returned to subscribers from escrow without interest or deduction. Consequently, it is assumed herein and elsewhere when context requires, that the acquisition has already taken place and that our existence dates back to August 20, 1997, the date of incorporation of Guitron Canada.

      We were formed to develop, manufacture and sell a unique musical instrument known as the GUITRON and related music products. The GUITRON represents a dramatic development respecting one of the world's oldest and most popular musical instruments, the guitar. The first production models of the GUITRON, development of which was completed in March 2000, are expected to be made available for sale to the public during the second quarter of 2000. GUITRONS are easy play instruments which look and sound like traditional guitars but are different in that they rely on our patent pending technological features for their playing and their sound. This technology preserves the pleasurable function of strumming the instrument but removes many of the complexities of learning to play the guitar that are related to learning the complicated fingerboard positions necessary to produce a chord. Consequently, the instrument learning process is dramatically simplified when compared to the traditional guitar. Most of our activities to date have been devoted to organizational activities, raising capital, conducting product research and development, filing patent and trademark applications respecting the GUITRON, developing relationships with parts suppliers, developing a marketing plan, and entering into contractual relationships with sales and marketing organizations. As of the date hereof, we have had no operating revenues and have financed all of our operations from loans, Canadian government grants, research and development tax credits, and sales of capital stock to affiliated parties and private investors. (See "Business" and "Certain Transactions")

                              Corporate Information

      We are a Delaware corporation. Our executive offices are located at 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8. Our telephone number is (514) 766-9778.

                                  The Offering

 Common Stock Offered By The Company .................   We are  offering  up to
                                                         1,000,000 shares of our
                                                         common stock at a price
                                                         of $1.00 per share. The
                                                         first  250,000   shares
                                                         are being  offered on a
                                                         "best       efforts-all
                                                         -or-none"   basis.  The
                                                         remaining       750,000
                                                         shares     are    being
                                                         offered   on  a   "best
                                                         efforts" basis.

 Common Stock Offered By Selling Stockholders.           3,302,910   shares   of
                                                         common stock  including
                                                         340,600          shares
                                                         underlying  outstanding
                                                         stock options.

 Common Stock to be Outstanding After this
  Offering ...........................................   9,758,560        shares
                                                         (minimum)(1)

                                                         10,508,560       Shares
                                                         (maximum)(1)

      Use of Proceeds ................................   We  intend  to use  the
                                                         net proceeds  from this
                                                         offering  for sales and
                                                         marketing expenses,  to
                                                         purchase        product
                                                         inventory,    and   for
                                                         general       corporate
                                                         purposes.  See  "Use of
                                                         Proceeds."

-----

      (1) Does not take into account the exercise of any outstanding stock options of Guitron Canada subsequent to the date of this prospectus.

  Escrow Agent                                           Continental       Stock
                                                         Transfer    and   Trust
                                                         Company  is  acting  as
                                                         escrow  agent  for  the
                                                         purpose  of   receiving
                                                         and  disbursing  to  us
                                                         the proceeds  from this
                                                         offering

  Offering Period and Terms of
   Subscription, Sale and Escrow                         Pending the sale of the
                                                         minimum offering amount
                                                         of 250,000 shares,  all
                                                         subscription  payments,
                                                         which are  irrevocable,
                                                         will be  deposited in a
                                                         non-  interest  bearing
                                                         account  by the  escrow
                                                         agent.   This  offering
                                                         will close on or before
                                                         30 days  from  the date
                                                         of   this    prospectus
                                                         (which  period  may  be
                                                         extended  for  up to an
                                                         additional  15  days at
                                                         our discretion). Unless
                                                         at  least  the  minimum
                                                         offering    amount   of
                                                         250,000 shares are sold
                                                         within   the   offering
                                                         period,  this  offering
                                                         will be  withdrawn  and
                                                         the  proceeds  will  be
                                                         returned to subscribers
                                                         without   interest   or
                                                         deduction.    If    the
                                                         minimum offering amount
                                                         of  250,000  shares are
                                                         sold     within     the
                                                         offering  period,   the
                                                         remaining       750,000
                                                         shares  will be offered
                                                         for  sale   until   the
                                                         offering period ends or
                                                         such  earlier time that
                                                         we  deem   appropriate.
                                                         The  escrow  agent will
                                                         not     release     the
                                                         escrowed  funds  to  us
                                                         unless,  before the end
                                                         of the offering period,
                                                         we    have     received
                                                         subscriptions  for  the
                                                         minimum offering amount
                                                         of 250,000 shares;  and
                                                         thereafter    (1)   the
                                                         acquisition of

                                                         Guitron Canada has been
                                                         approved,  adopted  and
                                                         completed,  and (2) all
                                                         other conditions to the
                                                         acquisition  of Guitron
                                                         Canada     have    been
                                                         satisfied.

  Subscription Procedures                                Subscribers  purchasing
                                                         our common stock should
                                                         make checks  payable to
                                                         "Continental      Stock
                                                         Transfer     &    Trust
                                                         Company - Escrow  Agent
                                                         for             Guitron
                                                         International Inc." All
                                                         subscribers        must
                                                         provide   a   completed
                                                         subscription  agreement
                                                         along     with    their
                                                         payment.



  Risk Factors .......................................   The   shares    offered
                                                         hereby  involve  a high
                                                         degree     of     risk.
                                                         Potential     investors
                                                         should carefully review
                                                         the  entire  prospectus
                                                         and  particularly,  the
                                                         section  entitled "Risk
                                                         Factors"  beginning  on
                                                         page 10.

                          SUMMARY FINANCIAL INFORMATION

      The following table sets forth summarized financial information regarding the Company and Guitron Canada, on a pro forma basis, for the years ended July 31, 1999 and July 31, 1998, for the six month period ended January 31, 2000 and for the period from inception (August 20, 1997), to July 31, 1999. All of such information, other than the information respecting the six month period ended January 31, 2000, was derived from our audited financial statements appearing elsewhere in this prospectus. The financial information for the six months ended January 31, 2000, was derived from our unaudited financial statements appearing elsewhere in this prospectus. In the opinion of management the financial information for the six months ended January 31, 2000, contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

      Effective upon the sale of the minimum offering amount within the offering period and certain other conditions, Guitron Canada will be acquired by us. The principal reason for the acquisition is to take advantage of the laws of the State of Delaware. Unless otherwise indicated, all information included in this prospectus has been adjusted, in advance, to reflect the post acquisition capitalization of our Company. (See "Business - Acquisition of Guitron Canada").

Income Statement Data:                                                 Cumulative Period From
                                                                       August 20, 1997
                                            Year Ended                 (date of inception)       Six Months Ended
                                            July 31,1999               to July 31, 1999          January 31, 1999
                                            ------------               ----------------          ----------------
Revenues                                             0                           0                               0

Net Income (Loss)                           $ (321,095)                 $ (631,155)                     $ (850,755)

Net Income (Loss) Per Share                 $     (.22)                 $     (.48)                     $     (.14)

Weighted Average Number
of Shares Outstanding                        1,487,970                   1,318,590                       6,272,148

Balance Sheet Data:                                                                                 January 31, 2000
                           July 31, 1998      July 31, 1999      January 31, 2000                   As Adjusted (1)
                           -------------      -------------      ----------------                   ----------------
Current Assets             $  35,613          $  86,002          $ 125,826                          $  985,826

Total Assets               $  42,477          $ 100,658          $ 151,684                          $1,011,684

Current Liabilities        $ 197,887          $ 174,711          $ 186,566                          $  186,566

Total Liabilities          $ 259,893          $ 357,955          $ 509,481                          $  509,481

Stockholders' Equity       $(217,416)         $(257,297)         $(357,797)                         $  502,203
  (Deficit)

(1) As adjusted to reflect the sale of all 1,000,000 of the Primary Shares offered hereby.

                                  RISK FACTORS

      The shares offered in this prospectus are highly speculative in nature and involve a high degree of risk. You should consider very carefully certain risks and speculative factors inherent in and affecting our business prior to the purchase of any of our shares offered to you in this prospectus, as well as all of the other matters set forth elsewhere in this prospectus. As elsewhere in this prospectus, where context requires, the discussion under this "Risk Factors" section assumes that the acquisition of Guitron Canada by us, to be effected upon the sale of the minimum numbers of shares offered hereby during the offering period, has already taken place and consequently, that our existence dates back to the August 20, 1997 formation of Guitron Canada.

      1. We Have No Material Operating History For You to Judge Our Prospects. Since our inception, we have had no commercial business operations or earnings from operations and we have very limited assets or financial resources. To date, we have devoted all our efforts to various organizational activities, product research and development, planning marketing strategies, and developing relationships with suppliers. Moreover, because we are in the development stage, we cannot predict with any certainty the future success or failure of our proposed operations or even whether we will ever be able to generate net income or successfully expand our operations in the future. As a result, we have no operating history for you to analyze in order to make an informed judgment as to the merits of an investment in us. As a new enterprise, it is likely that we will remain subject to risks and occurrences which we are unable to predict with any degree of certainty, and for which we may be unable to fully prepare. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by companies in their early stages of development, particularly companies introducing new and unproven products. To address these risks we must, among other things, develop and implement effective manufacturing and marketing programs for each of our three models of the GUITRON (the acoustic, electric and children's models), and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and any failure to do so could have a material adverse effect on our business, results of operations and financial condition. Any investment which you may make in us should be considered a high risk investment in an unseasoned start-up company with the possibility of the loss of the entire investment.

      2. We Have Negative Working Capital and We May Not Receive Sufficient Proceeds; We May Be Unable To Raise Additional Capital in the Future, Which Would Adversely Affect Your Investment. Giving effect to the acquisition of Guitron Canada, as at January 31, 2000, we had total current assets of $125,826 and total current liabilities of $186,566 or a negative working capital of approximately $60,740. To date, we have been primarily dependent on debt and equity funding from lenders and investors to allow us to conduct developmental operations, and we may require additional funding in the future. The offering under this Prospectus can close on the sale of the minimum of 250,000 shares, which would yield approximately $185,000 in net proceeds. If we close on the sale of the maximum of 1,000,000 shares, we will receive approximately $860,000 in net proceeds. While we believe that the receipt of the maximum amount of proceeds may be sufficient for the next twelve months, presently unanticipated occurrences and expenses may make it necessary for us to continue to raise funds through further equity or debt financings until such time, if ever, as we are able to operate profitably. Should we close the offering prior to receiving the maximum proceeds there is an increased likelihood that we will require additional funding during the next twelve months. In the event that we do require such additional outside funding, there is no assurance that we will be able to obtain it on terms beneficial to us, if at all. Should that occur, we might be prevented from commencing commercial operations or, if we have begun commercial operations, we might have to curtail or cease them (see "Plan of Operation").

      3. We Have Had Losses and Anticipate That This Will Continue in the Foreseeable Future; Going Concern Qualification. As of January 31, 2000, we had an accumulated deficit of $1,481,910, and we anticipate that we will continue to incur net losses for the foreseeable future pending our establishment of profitable business operations. Moreover, we expect that during the next twelve months, as we try to launch our products, our operating expenses will be increasing, especially in the areas of sales and marketing and brand promotion. The extent of our losses in the future will depend on our ability to commence commercial operations and generate revenues on a profitable basis. To do so, we will have to develop and implement successful manufacturing and sales and marketing programs for the GUITRON. Although we expect to initiate manufacturing and marketing operations during the second quarter of calendar 2000, no assurance can be given that we will be able to achieve this objective or that, if this objective is achieved, that we will ever be profitable.

      Our independent accountants, in their report regarding our financial statements for the fiscal year ended July 31, 1999, stated that since we have a history of losses since inception and limited liquidity and capital resources doubt existed as to our ability to continue as a going concern (see "Financial Statements").

      4. We Will Need To Implement Commercial Business Operations and Manage Our Growth Successfully. To achieve profitability, we will need to successfully establish manufacturing and marketing infrastructures and develop systems to ensure high levels of product delivery and satisfaction. If we are able to successfully commence our proposed commercial business operations, we may experience rapid growth, requiring us to manage multiple relationships with various wholesalers and retailers of our products, vendors of supplies and raw materials, and other third parties. This could place significant burdens on our management and on our operational, financial, and other resources. In such event our current and planned personnel levels, and financial and operating procedures and controls, might not be adequate to support our operations. In any event, there can be no assurance that we will achieve revenue growth sufficient to offset anticipated increases in costs, nor can there be any assurance that we will be successful in overcoming problems associated with unforeseen costs and competition, technical problems associated with new products and technology, and other risks which all business ventures face and which could be especially acute for a new company attempting to establish and expand its business. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to manage any growth effectively. Thus, in the face of rapid growth, if it occurs, we will need to expand our management, manufacturing, and marketing capabilities, develop and implement effective operational and financial systems and controls, and attract, train, motivate, retain and supervise an expanding staff. Should we fail to manage our growth in a successful and efficient manner and at a pace consistent with such growth, it could have a material adverse effect on our business and results of operations.

      5. We Will Have Broad Discretion in How We Will Use The Proceeds From This Public Offering. We may apply the proceeds of this offering for purposes other than those specified in "Use of Proceeds" in order to accommodate changing circumstances. Moreover, a substantial portion of the proceeds of this offering will be applied to our working capital. Accordingly, our management will have broad discretion as to the application of the proceeds of this offering (see "Use of Proceeds").

      6. We Cannot Guarantee That There Will Be Market Acceptance of the GUITRON; We Have Not Conducted Any Formal Market Research Respecting Potential Demand for the GUITRON. We have not yet commenced sales and marketing of the GUITRON, which is our only product. We have no potential sources of revenues other than from anticipated sales of the GUITRON and related support products. Consequently, we are entirely dependent on the successful introduction and commercial acceptance of the GUITRON. There can be no assurance, however, that such market acceptance will be achieved. We have not conducted any formal market studies regarding the probable market acceptance of the GUITRON and we therefore have no basis for predicting the potential demand for this new musical instrument. Accordingly, we cannot give any assurance that sufficient market penetration can be achieved so that we can operate profitably. Failure to achieve sufficient market acceptance of the GUITRON will have a material adverse effect on our business, financial condition and results of operations. (see "Business - Sales and Marketing").

      7. We Have Arbitrarily Determined The Public Offering Price; You May Not Be Able To Sell Your Shares Unless a Public Market Develops For Our Stock; If a Public Market Develops, It May Be Very Unstable and Volatile; We Are Not Eligible For Inclusion In NASDAQ. Prior to this offering, there has been no public market for our securities. The initial public offering price of the shares was arbitrarily determined by us and is not related to our assets, book value, results of operations, or any other established criteria of value. While we expect that, following the successful completion of this offering, our common stock will be traded in the over the counter market and quoted on the OTC Bulletin Board, we cannot be certain that a public trading market for our common stock will develop after this offering. Failure to develop or maintain an active trading market could negatively affect the price of our shares and even make it impossible for you to sell your shares or recover any part of your investment in us.

      Even if a market for our common stock does develop, the market price of the common stock following this offering may be highly volatile. In addition to the uncertainties relating to our future operating performance and the potential profitability of our operations, factors such as variations in our interim financial results, comments by securities analysts, announcements of technological innovations or new products by us or our potential competitors, changing market conditions, developments concerning our proprietary rights, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

      We are not presently, and it is likely that for the foreseeable future we will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the Nasdaq application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ.

      8. We Are Heavily Dependent On Our Proprietary Technology. The success of our proposed business will depend in part upon our ability to protect our proprietary GUITRON technology. On February 2, 1999 and August 5, 1999, we filed applications with the U.S. Patent and Trademark Office for patents to protect the technology used in and physical design of the GUITRON. On February 2, 2000, a U.S. patent application reflecting subsequent technological advances was filed to replace the application of a year earlier. On February 2, 2000 we also filed applications for Canadian and international patents. While we expect that patents will be granted in response to these applications, we are unable to give any assurance that this will in fact be the case or how long the patent review process will take. (See "Business-Patents and Trademarks") Until now, we have relied on trade secrets, proprietary know-how and technological innovation to protect our developing technology and the designs and specifications for the GUITRON. We have entered into confidentiality and invention assignment agreements with all of our employees and consultants in order to limit access to, and disclosure or use of, our proprietary GUITRON technology. There can be no assurance, however, that the steps taken by us to deter misappropriation or third party development of our technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes, or that secrecy will not be breached. We believe that our GUITRON technology does not infringe on the proprietary rights of others. There can, however, be no assurance that our technology does not and will not infringe on any other technology presently unknown to us or that any third parties will not assert infringement claims against us in the future. Moreover, even if our patents are granted, there can be no assurance that they will provide meaningful protection or significant competitive advantages over competing products or that we will have the resources to defend them by bringing patent infringement or other proprietary rights actions. Furthermore, there can be no assurance that other companies or individuals will not independently develop similar products or duplicate our products.

      9. Competition From Guitar Manufacturers. Although we believe that the GUITRON is a unique musical instrument with distinct advantages over conventional acoustic or electric guitars, we will face competition from guitar manufacturers, virtually all of whom are larger than us, and have substantially more assets and resources than we have. We intend to meet such competition through marketing, advertising, and educational campaigns aimed at acquainting the public with the GUITRON's unique advantages over conventional guitars, by continuing to develop and refine our technological innovations, and by developing user support systems which will provide assistance to GUITRON owners, helping them to learn to play the GUITRON and to enhance their playing skills, from beginner to expert levels. We can give no assurance that this strategy will succeed, or that we will be able to overcome the competitive disadvantages we face as a small company with limited capital and without a history of successfully developing and marketing musical instruments, technology, devices or products. In addition to existing manufacturers of conventional guitars, we anticipate that numerous potential competitors with high levels of technical and financial resources are, like the Company, constantly searching for market niches and specialty products in the musical instrument industry. (see Business - Competition").

      10. Investors In This Public Offering Will Suffer An Immediate and Substantial Dilution of Their Investment Because The Public Offering Price is Higher Than the Per Share Value Of Our Net Assets; The Public Offering Price is Also Higher Than The Price Paid By Our Founders and Prior Investors. The public offering price of our shares is higher than the prices paid by our founders and prior investors and will exceed the post Guitron Canada acquisition per share value of our net tangible assets. Consequently, the purchasers of shares sold in this offering will experience immediate and substantial dilution of approximately $1.02 per share in their investment if the minimum offering is sold and approximately $.91 per share in their investment if the maximum offering is sold. The foregoing does not take into account the additional substantial dilution that will result from the exercise of presently outstanding stock options. Further, additional issuances or sales of our common stock or other securities may involve additional substantial dilution to the interests of our then existing stockholders. See "Dilution" and "Business - Sales and Marketing".

      11. Sales of Shares Eligible For Future Sale Could Depress The Market Price Of Our Common Stock; Dilution of Common Stock From Exercise of Options. Giving effect to the acquisition of Guitron Canada, we presently have issued and outstanding 9,508,560 shares of our common stock and options to purchase an additional 1,478,100 shares at exercise prices ranging from Cdn $.2308 (approximately US $.159) to Cdn $.3077 (approximately US $.212) per share. Of these, 3,302,910 shares, including 340,600 shares underlying outstanding options, are included in the Registration Statement of which this Prospectus is a part and will be freely tradeable following the completion of this public offering. Further sales of these shares could depress the market price of our common stock in any market which may develop in the near future. The balance of 6,546,250 shares of our currently issued and outstanding common stock are unregistered securities and are therefore restricted from resale other than by way of registration, a transaction complying with the provisions of Rule 144, adopted under the Securities Act of 1933, as amended, or some other exemption from registration. Rule 144 provides, among other matters, that if certain information concerning the operating and financial affairs of the Company is publicly available, persons holding restricted securities for a period of one year thereafter may sell in each subsequent three month period up to that number of such shares equal to 1% of our outstanding common stock. Shares purchasable under outstanding options, will be eligible for sale under Rule 144, one year from the dates such options are exercised and fully paid for. Future sales of these shares under Rule 144 could depress the market price of our common stock in any market which may develop in the near future.

      In addition, the exercise prices of all outstanding options to purchase shares of our common stock is less than the public offering price of $1.00 per share. Accordingly, the investments made by purchasers in the public offering will be diluted by the exercise of such options (see "Dilution" and "Description of Securities").

      12. Our Present Shareholders Will Continue to Control Us After the Public Offering; Our Majority Shareholders Will Be Able to Take Shareholder Actions Without Giving Prior Notice to Any Other Shareholders. The Common Stock offered hereby will represent a minority of our voting stock after its issuance. Since each common share is entitled to one vote which in non-cumulative, investors in the offering will have no effective voting voice in our management which will continue to be controlled by our current shareholders. At the time of our acquisition of Guitron Canada, and prior to the issuance of any shares in this offering, our shareholders will own an aggregate of 9,508,560 shares of Common Stock. (see "Principal Stockholders" and "Certain Transactions".)

      None of our securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "34 Act"). We will not be required to register under the "34 Act" unless and until at the end of any fiscal year we have 500 or more shareholders of record and have total assets in excess of $10,000,000. At present, we have no plans to register any of our securities under the "34 Act" unless and until we are required to do so. As a result, we are not, and after the public offering, we will not be, subject to the Proxy Rules of Section 14 of the "34 Act". We will therefore be able to take shareholder actions in conformance with Section 228 of the Delaware General Corporation Act, which permits us to take any action which is required to, or may, be taken at an annual or special meeting of the shareholders, without prior notice and without a vote of all of our shareholders. Instead of a vote, shareholder actions can be authorized by the written consents to such actions, signed by the holders of the number of shares which would have been required to be voted in favor of such action at a duly called shareholders meeting. We are required to give notice to all shareholders of the actions taken pursuant to the written consents of the majority shareholders, promptly after the action has been taken.

      13. Our Board of Directors Can Issue Up to 8,013,340 Additional Shares of Common Stock Without the Consent of Any of Our Shareholders. Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. Upon the sale of all of the shares of Common Stock offered hereby approximately 9,491,440 of our authorized common shares will remain unissued. Approximately 1,478,100 of such shares will be reserved for issuance pursuant to the exercise of presently outstanding options. Our board of directors has the power to issue any or all of the remaining 8,013,340 authorized common shares for general corporate purposes, without shareholder approval. While we presently have no commitments, contracts or intentions to issue any additional common shares except as otherwise disclosed in this prospectus, potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price of the outstanding common shares. If we issue any additional common shares, such issuance will reduce the proportionate ownership and voting power of each other common shareholder (see "Description of Securities").

      14. We Will Face Certain Risks by Engaging in International Operations. We intend to assemble all Guitrons at our production facilities in Montreal. In addition, Quebec and other areas in Canada are among the initial markets which we intend to target for the GUITRON. While there can be no assurances that we will be successful in marketing the GUITRON or that any anticipated international sales will take place, to the extent that we engage in international sales and/or operations, we will be subject to various risks associated with international operations. These include, but are not limited to, changes in tariff rates, possible instability of political climate or economic environment, and fluctuations in currency exchange rates. The latter will affect any payments to or by us made or valued in non-U.S. currencies, all of which will be subject to independent fluctuating exchange rates with the U.S. dollar which may have an adverse affect on our revenues or asset values in terms of the U.S. dollar.

      15. We Have Entered, and in the Future We May Continue to Enter, Into Transactions With Related Parties. Since our inception, we have on several occasions entered into transactions with our officers, directors, principal shareholders and other affiliated parties including those transactions discussed in the "Certain Transactions" section of this prospectus. We believe that all such transactions were made on terms as fair as those obtainable from independent third parties, were independent third parties able and willing to enter into similar transactions with us. However, no assurance can be given that this was, in fact, the case. We have adopted a policy which, among other things, requires all material transactions with affiliated parties to be approved by a majority of the directors who do not have an interest in the transaction.

      16. We are Dependent on the Services of our President. Our ability to successfully conduct our business affairs is dependent upon the capabilities of our president and chief executive officer, Richard Duffy. Mr. Duffy has a fixed term employment agreement with us. His contract is scheduled to expire on December 5, 2002. If we are unable to retain the services of Mr. Duffy, our operations could be adversely affected. We do not presently carry any "key man" insurance on Mr. Duffy or any other employee and we have no plans to obtain such insurance following the completion of this offering. (see "Management -- Directors and Executive Officers").

      17. If A Public Market is Established For Our Common Stock, The "Penny Stock Rules" Will Apply to Broker-Dealer Sales of Such Stock. As discussed above, at the present time, there is no public market for our stock. However, it is expected that upon the successful completion and closing of this public offering, our common stock will be traded in the over-the-counter market and we will endeavor to have trading activity reported on the OTC Electronic Bulletin Board.

      The United States Securities and Exchange Commission "Securities Enforcement and Penny Stock Reform Act of 1990" requires special disclosure relating to the trading of any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special "Penny Stock Rules". Following the completion of this offering the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share.
Accordingly, should anyone wish to sell any of our shares through a broker-dealer, such sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if such a market should ever develop.)

      The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a "penny stock" to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of our common stock.

      18. No Dividends and None Anticipated. We have not paid any dividends, nor do we contemplate or anticipate paying any dividends upon our common stock in the foreseeable future. Any earnings which may be generated from our operations will be used to finance our growth.

      19. Best Efforts Nature of Offering - We shall use our best efforts to sell the shares of our common stock. However, there is no present commitment by any person to purchase any of the shares offered. Consequently, we cannot assure you that any of the shares will be sold. See "Plan of Distribution." In reviewing the information set forth under the heading "Plan of Distribution," potential purchasers of our common stock should note that there is a minimum sale requirement and that the offering will not close unless the minimum is subscribed for and our acquisition of Guitron Canada has been consummated. If we are unable to sell the minimum number of shares of our common stock offered, we will refund your subscription payments to you without interest or deduction. To the extent the minimum is sold but the maximum is not, our ability to implement our initiatives may be diminished.

      20. Escrow of Investors' Funds - Under the terms of this offering, we are offering 250,000 shares on a "best efforts - all or none" basis, and if the minimum amount of shares are sold the remaining 750,000 shares will be offered on a "best efforts" basis until all of the shares are sold, the offering period ends, or the offering is terminated by us whichever first occurs. No commitment currently exists by anyone to purchase all or any part of the shares offered hereby. Consequently, there is no assurance that the minimum number of shares being offered will be sold. Subscribers' funds may be escrowed for as long as 45 days and then returned without interest thereon in the event the minimum number of shares are not sold within the 30 day offering period, and the possible 15 day extension period. Investors will not have the use of any funds paid for the purchase of our shares during he subscription period. In the event we are unable to sell the minimum number of shares within the offering period, the offering will be withdrawn.

                                 USE OF PROCEEDS

      The net proceeds to us from the offering, after deducting sales commissions and offering related expenses, is estimated to be approximately $ 185,000 if the minimum number of 250,000 shares offered are sold and $860,000 if all 1,000,000 shares offered are sold. To the extent that shares are sold by our officers, no sales commissions will be paid and the net proceeds to us will be increased proportionately. Such proceeds, if any, will be used as additional working capital. We intend to use the net proceeds from the offering in the approximate amounts shown below for the purposes listed, in order of priority:

                                        Approximate Amount
                                        ----------------------------
                                               Percent                  Percent
                                               of                       of
Anticipated Use               At minimum       Total      At maximum    Total
---------------               ----------       -----      ----------    -----
Product Inventory             $ 50,000         27%        $150,000      17.4%
Sales and
Marketing Expenses            $125,000         67.6%      $300,000      34.9%
Working Capital(1)            $ 10,000         5.4%       $410,000      47.7%

TOTAL                         $185,000         100%       $860,000      100%

(1) In the minimum offering situation, approximately $10,000 will be used as working capital and applied to general corporate purposes including, but not limited to, rent and salaries. In the maximum offering situation approximately $410,000 will be used as working capital and applied to general corporate purposes including, but not limited to, rent, salaries, and research and development expenses.

None of the expenditures described above constitute a firm commitment by us. Projected expenditures are estimates or approximations only. Future events, including changes in the economic climate or in our planned business operations, including the success of lack or success of our intended business activities, could make shifts in the allocation of funds necessary or desirable. Any such shifts will be at the discretion of our board of directors.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Prior to this offering, there has been no public market for our common stock and there can be no assurance that a public market for our common stock will develop after this offering. We anticipate that upon completion of this offering our common stock will be traded on the OTC Bulletin Board.

      Giving present effect to our acquisition of Guitron Canada we would have 9,508,560 shares of common stock issued and outstanding held by approximately 55 persons. An additional 1,478,100 shares of common stock would be subject to issuance upon exercise of outstanding stock options. 3,302,910 shares, including 340,600 shares underlying outstanding options will be freely tradeable by Selling Stockholders after the completion of this offering.

      Neither we nor Guitron Canada have ever paid dividends on our respective common stocks. There are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future. Notwithstanding the foregoing, for the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to stockholders (see "Risk Factors" -"No Dividends and None Anticipated").

                                    DILUTION

      The following discussion assumes that we acquired Guitron Canada on January 31, 2000. It does not assume the exercise of then outstanding options of Guitron Canada, the exercise of which would result in further dilution to investors in this offering. The following discussion also assumes that the net proceeds to us will be $185,000 if the minimum number of shares offered are sold and will be $860,000 if the maximum number of shares offered are sold.

      At January 31, 2000, we had a net tangible book value of $(357,797) or $(.0376) per share. Net tangible book value per share represents the amount of our total tangible assets, minus total liabilities, divided by the 9,508,560 shares then outstanding. After giving effect to the sale of the minimum number of Shares offered hereby (250,000 Shares), the pro forma net tangible book value at January 31, 2000 would have been $(.0177) per share, representing an immediate increase of $.0199 per share to present stockholders and an immediate dilution of $1.0177 per share to the public stockholders from the public offering price. After giving effect to the maximum number of Shares offered hereby (1,000,000 Shares), the pro forma net tangible book value at January 31, 2000 would have been $.0478 per share, representing an immediate increase of $.0854 per share to present stockholders from the public offering and an immediate dilution of $.9146 per share to the public stockholders from the public offering price. "Dilution" per share represents the difference between the public offering price and the net tangible book value per share after the Offering.

      The following table illustrates the per share dilution to be incurred by public stockholders from the public offering price if the minimum number of Shares offered hereby (250,000 Shares) are sold.

      Assumed public offering price                        $ 1.00

      Net tangible book value per share before Offering    $(.0376)
      Increase attributable to public stockholders         $ .0199

      Pro forma net tangible book value after Offering     $(.0177)

      Dilution to public stockholders                      $1.0177

      The following table illustrates the per share dilution to be incurred by public stockholders from the public offering price if the maximum number of Shares offered hereby (1,000,000 Shares) are sold.

      Assumed public offering price                        $ 1.00

      Net tangible book value per share before Offering    $(.0376)
      Increase attributable to public stockholders         $.0854

      Pro forma net tangible book value after Offering     $.0478

      Dilution to public stockholders                      $.9146

      The following table sets forth the difference between the present stockholders and the new stockholders with respect to the number of shares purchased from us on the sale of both the maximum and minimum number of Shares offered, the total cash consideration paid and the average price per share, assuming an initial public offering price of $1.00 per common share and before the deduction of selling discounts and commissions and offering expenses payable by us.

                                   Shares Purchased                     Total Consideration
                               ---------------------------     ------------------------------------------------
                                               Percent                        Percent             Average Price
                                  Number       of Total         Amount        of Total                Per Share
                                  ------       --------         ------        --------                ---------
Present stockholders           9,508,560    97.44%(minimum)     $  928,163    78.78%(minimum)          $.097
                                            90.48%(maximum)                   48.14%(maximum)

New stockholders                 250,000     2.56%              $  250,000    21.22%                   $1.00
(minimum offering)

                                   Shares Purchased                     Total Consideration
                               ---------------------------     ------------------------------------------------
                                               Percent                        Percent             Average Price
                                  Number       of Total         Amount        of Total                Per Share
                                  ------       --------         ------        --------                ---------
New stockholders               1,000,000        9.52%           $1,000,000     51.86%                  $1.00
(maximum offering)

         TOTAL (MINIMUM)       9,758,560        100%            $1,178,163     100%                    $.1207
         TOTAL (MAXIMUM)      10,508,560        100%            $1,928,163     100%                    $.1835

                                 CAPITALIZATION

      The following table sets forth, as of January 31, 2000, (i) the capitalization of our Company on a pro forma basis as if the acquisition of Guitron Canada had occurred at that date, and (ii) the capitalization of our Company on a pro forma as adjusted basis to give effect to the sale of the minimum and maximum number of shares offered after deducting brokers' commissions and the other estimated expenses of the offering.

                                January 31, 2000
                                ----------------

                                                                    PRO FORMA AS ADJUSTED
                                                                    ---------------------

                                                      PRO FORMA         MINIMUM       MAXIMUM

Long-term debt, including current portion             $    68,609       $68,609       $68,609


Stockholders' equity
Common stock, $.001 par value;
20,000,000 shares authorized,
9,508,560 shares outstanding
(pro forma), 9,758,560 shares
outstanding (pro forma
as adjusted minimum), 10,508,560
shares outstanding (pro forma as
adjusted maximum)                                     $     9,509   $     9,759   $    10,509
Additional paid-in capital                            $ 1,096,387   $ 1,281,137   $ 1,955,387
Accumulated deficit                                   $(1,481,910)  $(1,481,910)  $(1,481,910)
Unrealized gain on foreign exchange                   $    18,217   $    18,217   $    18,217
Total stockholders' equity                            $  (357,797)  $  (172,797)  $   502,203

                                 DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

                                PLAN OF OPERATION

      The following discussion of our plan of operation for the next twelve months should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the summary financial information and our financial statements and the notes thereto included elsewhere in this prospectus. Our plan of operation for the next twelve months involves (i) implementing our sales and marketing plans to create sales and distribution channels for the GUITRON; (ii) commencing sales of the GUITRON, which is expected to occur during the second quarter of 2000; (iii) continuing our investment in research and development respecting the GUITRON; and (iv) developing other applications for the GUITRON technology.

      The component parts of the GUITRON will be manufactured for us by third parties and assembled at our Montreal, Canada office. In our present space, we estimate that we have the capacity to assemble approximately 10,000 GUITRONS per month. In addition, should product demand necessitate assembly of a greater number of GUITRONS we anticipate that we can lease additional space in the same building that would allow us to double our present assembly capacity to approximately 20,000 GUITRONS per month. Should even greater product demand exist, we expect that we would move our operations to a larger facility in the Montreal, Canada area, which we believe would be available to us from several sources at rates that, on a square footage basis, are competitive with our present monthly rental rate. The assembly of GUITRONS does not require skilled labor. The level of demand for GUITRONS will dictate the number of additional employees, if any, we will need to hire for assembly purposes.

      We have not yet achieved operating revenues and do not expect to achieve revenues until we commence GUITRON sales. Our activities to date have been principally devoted to raising capital, developing marketing plans, identifying and entering into relationships with marketing organizations and parts suppliers, and completing development of the GUITRON. As of January 31, 2000 we had a working capital deficit of $60,740, and had expended approximately $731,000 on research and development activities.

      Employee levels are expected to increase in conjunction with the commencement of sales activities and are expected to be directly related to product demand. Notwithstanding the foregoing, all of our marketing and sales personnel requirements will be outsourced. (See "Business-Sales and Marketing") The receipt of the maximum offering proceeds together with expected revenues from operations may be sufficient to satisfy our cash requirements during the next twelve months, but no assurance can be given that this will prove to be the case. Our cash requirements over such period will be directly related to our sales and marketing efforts, the number of geographic markets we attempt to enter during such period, our research and development requirements, and the overall speed at which we advance our operations. There can be no assurance given that if we are required to seek additional financing that it will be available to us, or if available that we can obtain such financing on reasonable terms. (see "Risk Factor #2...., We May Be Unable to Raise Additional
Capital In The Future, Which Would Adversely Affect Your Investment")

                                    BUSINESS

      The following discussion of our business contains forward-looking statements which involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.

Overview

         We are a development stage company which is poised to launch a unique musical instrument known as the GUITRON. The GUITRON represents what we believe is a dramatic development respecting one of the world's oldest and most popular musical instruments, the guitar. It preserves the natural beauty of the guitar while simplifying the playing. The GUITRON closely resembles and possesses the characteristics of a traditional guitar. It looks like a guitar and maintains the pleasurable function of strumming while eliminating certain of the complexities of the traditional guitar including the need to learn the complicated fingerboard positions necessary to produce a chord. According to the National Association of Music Merchants ("NAMM"), this is the primary reason that approximately 90% of first time guitar purchasers abandon their instruments within the first three months of use. They are not prepared to invest the time and energy required by the traditional guitar to attain a reasonable level of skill. By contrast, to produce a chord on a GUITRON requires only one finger. The GUITRON has a simplified grid system that allows the player to easily find desired chords by following letters on the neck of the GUITRON and depressing the string that corresponds to the chord family desired, producing a perfect chord when the strings are plucked. Hundreds of chords are available, always in tune and in perfect pitch. The GUITRON is battery operated and contains a patent pending speakerless system which, together with its unique combination of software and hardware, represents what we believe is a technological breakthrough in the music field.

      Ubaldo Fasano, the inventor of the GUITRON, had tried as a young man, to learn and play the guitar. Failing to do so, his interests turned to synthesizers. Subsequently, he became a pioneer in the programming of these complex and innovative instruments. The knowledge he gained in manipulating and shaping musical sounds played a decisive role in the creation of the GUITRON. Through perseverance and determination he continued to experiment with devices that would equip him to play guitar. He decided to put his knowledge of shaping and creating sounds for synthesizers towards developing a series of experiments in search of an electronic solution to his guitar learning problem. Approximately, twenty years later, in May 1997,combining new electronic modules, printed circuits and sophisticated microprocessors, he completed development of the first prototype of the GUITRON. A second generation prototype was completed in February 1999. Mr. Fasano passed away in April 1999 after a long illness but his vision lives on. Since such time, a third generation prototype was developed and we continue to seek ways to further improve product quality and reliability. There are three basic models of the GUITRON, development of which was completed in March 2000, including an electronic, acoustic, and children's model.

Acquisition of Guitron Canada

      We were incorporated on December 6, 1999 for the specific purpose of acquiring Guitron Canada which was formed on August 20, 1997. This acquisition is scheduled to take place following our sale of the minimum offering amount. In the event the minimum offering amount is not sold within the offering period, including any extensions thereof, the acquisition will not be consummated and the offering will be cancelled.

      In connection with the acquisition (i) each of the issued and outstanding shares of Guitron Canada at the time of the acquisition will be exchanged for
3.25 shares of our common stock; and (ii) each of the issued and outstanding stock options of Guitron Canada will become exercisable for 3.25 shares of our common stock. Pursuant to the foregoing (i) 2,125,926 outstanding shares of Guitron Canada, which shares will represent all of the issued and outstanding shares of Guitron Canada, will be exchanged for 6,909,260 shares of our common stock; and (ii) the 454,800 stock options of Guitron Canada will become
exercisable  for  an  aggregate  of  1,478,100   shares  of  our  common  stock.
Additionally, the post-acquisition per share option exercise price will be reduced by dividing the per share exercise price in effect prior to the acquisition by 3.25 such that following the acquisition, each option holder will be able to exercise each of his, her, or its options for 3.25 shares of our common stock at the same price it would have cost to exercise the option to purchase one share of Guitron Canada prior to the acquisition. Following the effectuation of the acquisition, Guitron Canada will become a wholly owned subsidiary of our Company.

Industry Background

      In 1977, the United States ("US") music products industry reported annual retail sales of approximately $1.9 billion. Ten years later, in 1987, it reported sales of approximately $3.4 billion. By 1998, the industry was reporting record breaking sales of approximately $6.51 billion, more than tripling its sales figure twenty years earlier. This growth is primarily attributable to the growing value placed by most Americans on musical pursuits, the shift in purchases of higher priced items, and the vibrant US economy. For purposes of this discussion, and throughout this document, all US industry unit and dollar volume figures represent shipments by manufacturers and distributors to US retailers at an estimated retail value. Estimates of unit sales, and retail values are based on data prepared by NAMM from a variety of sources including, but not limited to, the US Department of Commerce, industry associations, and corporate financial records. The U.S. guitar market experienced annual sales of approximately 1.1 million guitars in each of 1995,

1996, 1997 and 1998 representing dollar sales of approximately $696,000,000; $706,000,000; $711,000,000 and $695,000,000 respectively. These numbers do not take into account the very large secondary or used market sales figures. These statistics indicate the vast potential of the markets in which the GUITRON is expected to compete.

      In 1997, NAMM commissioned The Gallop Organization to conduct a national survey of amateur music participation in the US. (the "Gallop Study") The highlights of the Gallop Study show that approximately 25% of the US population over the age of twelve currently play musical instruments. The study further shows that:

      (i) Approximately 53% of the population over the age of twelve have previously played or are currently playing musical instruments;

      (ii) Approximately 43% of all households own at least one musical instrument.

      (iii) Pianos and guitars are the most popular instruments (33% and 18% respectively) of all instruments played;

      (iv) Nearly one in five former players of musical instruments said they would play again if they had more time;

      (v) Approximately 84% of respondents agreed that playing a musical instrument is fun and approximately 88% agreed that music is an important part of life;

      (vi) Respondents overwhelmingly agreed that music participation develops a child's creativity when it is a part of a well rounded education. They also expressed the belief that all schools should offer instrumental music as part of the regular curriculum and communities should provide financial support for music in the schools.

      (vii) The guitar is most likely to be played by persons in the 18-49 age group.

      (viii) Males are more likely than females to play the guitar.

      (ix) Respondents indicate that a barrier to playing a musical instrument, especially the guitar, is learning how to play the instrument.

      The popularity of music and musical instruments appears to be timeless. Sales of classical, jazz, blues and other types of music are on the increase with significant growth in the pop segment. The most popular instrument in pop music is the guitar. Based upon the foregoing, it is our belief that guitar sales will remain strong over the foreseeable future. For the past few years keyboard manufacturers have been concentrating on making their product more user-friendly in order to penetrate a wider market and have been extremely successful. Guitar manufacturers have not followed this trend. It is our belief that this presents us with a great opportunity to successfully introduce the GUITRON to the marketplace, although no assurances can be given that this will prove to be the case. We believe that beginners of all ages will be attracted to the immediate results offered by the GUITRON. We further believe that the market for the GUITRON will have global appeal to male, female, young and not-so-young, the beginner and the master player although no assurance can be given that this will prove to be the case. Notwithstanding the foregoing, based upon the results of the Gallop Study, our primary marketing strategy will be directed to school age players and to males in the 18-49 age group.

Growth Strategy

      Our business objective is to be a leading, branded manufacturer of high quality musical instruments including, but not limited to, the GUITRON. The key elements of our strategy to accomplish these objectives include the following:

      (a) Create a Reputation as a Manufacturer of High Quality Musical Instruments.

      (b) Establish Strong Brand Name Recognition. We intend to establish brand name recognition through aggressive public relations and mass market advertising.

      (c) Establish a Broad Customer Base. Through aggressive mass marketing advertising, and product quality and reliability, we intend to raise consumer awareness of the GUITRON and other products we may develop in the future.

      (d)   Offer New Products and Services

      (e) Develop and Maintain Strategic Relationships with Hardware and Software Contractors and Parts Suppliers

      (f)   Maintain and Improve Technological Focus and Expertise.

Products and Services

Products

      IN March 2000, we completed development of three models of the GUITRON, the acoustic GUITRON, the electric GUITRON and the children's GUITRON. We expect to commence marketing and selling each of these GUITRON models during the second quarter of 2000, although no assurance can be given that this will prove to be the case. All GUITRON models contain the following features:

      (i) Simplified Left-Hand Movement - In response to our conclusion that the intricate fingering positions are the primary reason why many guitar purchasers give it up in frustration and why many others never purchase a guitar in the first place we have identified and simplified the complex left-handed functions of the traditional guitar. The GUITRON solves the problem by replacing the complex left hand fingering positions with a one finger movement.

      (ii) Chord Locator by Grid System - All GUITRON models are equipped with a simple and visible grid system that identifies chords. An alpha-numeric display indicates the specific chord played.

      (iii) Single and Double Switch Chording Function - All GUITRON models contain a switching chord function feature which allows a person to play in excess of 1000 chords if desired.

      (iv) Low Tension Strings - Depressing strings on the traditional guitar can cause pain when the strings bite into the fingers and can leave deep ridges in the skin. All GUITRON models feature strings that are low tension, made of nylon, easy to depress, and cause no injury to the fingers.

      (v) Excellent Sound Quality - Along with an interface and a microprocessor, a simple playback mechanism produces quality sound through a proprietary speakerless technology. The sound is generated by the GUITRON's sound board.

      (vi) Computer Interactive - All GUITRON models have full computer interface capability. Each is equipped with the standard midi-in and midi-out connections allowing for the interaction of the instrument with personal home computers. This feature is expected to prove to be a valuable tool for professional music writers and composers.

Accessory Items
---------------

      In addition to the GUITRON, we intend to offer consumers related accessory items including, but not limited to, guitar straps, picks, cases, headphones, amplifiers and stands. All of these items will be manufactured for us, in accordance with our specifications, by product manufacturers located in Southeast Asia. There are several manufacturers available to us for each of these items and we do not anticipate any problems with respect to product quality or cost. We intend to carry a relatively small inventory of these accessory items, at any given time, since the delivery time for orders given by us to such manufacturers is expected to be short.

Services

      We will market the GUITRON as a high quality, sophisticated, musical instrument. Consistent therewith, we will provide our customers with a product warranty, product satisfaction guarantee and related support regarding the use and enjoyment of such product. We will warrant the GUITRON to be free from defects in material and workmanship and will provide each customer thereof with a one year warranty on parts and labor, except for the GUITRON's rechargeable batteries which will carry a 90-day warranty. During the effective warranty period, we will remedy any product defects. Parts may be replaced under the warranty, at our election, with new or comparable remanufactured parts. The warranty will not extend however, to any GUITRON which has been subjected to usage for which the product was not designed, which has been damaged as the result of shipping, or which has been altered or repaired in a way that affects product performance or reliability. To further insure customer satisfaction, we will also provide each customer with a ten day money back guarantee, excluding shipping and handling.

Patents and Trademarks

      We have filed two provisional patent applications with the U.S. Patent and Trademark office. The first of these patents was filed on February 2, 1999 and titled "electronic stringed musical instrument". This patent application related to both the sound technology utilized in the GUITRON and the related fingering system for producing chords. On February 2, 2000 we filed a replacement application which reflected technological advances made by us since the initial filing date. The second patent application was filed on August 5, 1999 and titled "guitar headstock". This patent application relates to the physical design of the GUITRON. On February 2, 2000 we also filed applications titled "electronic stringed musical instrument" for Canadian and international patents. While we expect that patents will be granted in response to these applications, we are unable to give any assurance that this will in fact be the case. In addition to the protection to be offered to us upon the allowance of our patent applications, we also rely on trade secrets proprietary know-how and technological innovation with respect to the development of the GUITRON.

      In April 1998 we filed an application with the U.S. Patent and Trademark Office seeking trademark registration for the mark "Guitron" indicating our intention to use the mark in connection with the musical instrument referred to herein as the GUITRON. In October 1999 we received a Notice of Allowance with respect to such application.

      We have entered into confidentiality and invention assignment agreements with our employees and consultants which limit access to, and disclosure or use of, the GUITRON technology. There can be no assurance, however, that the steps taken by us to deter misappropriation or third party development of our technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes, or that secrecy will not be breached. In addition, although we believe that our technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that our technology does not and will not so infringe or that third parties will not assert infringement claims against us in the future. We believe that the steps we have taken to date will provide some degree of protection and that the issuance of patents pursuant to our applications will materially improve this protection. However, no assurance can be given that this will be the case.

Sales and Marketing

      We intend to commence market introduction of our three GUITRON models; the electric GUITRON, acoustic GUITRON and children's GUITRON in the second quarter of 2000. Our initial test markets will be Quebec, Canada and the Northeastern United States followed in or about the fourth quarter of 2000 by the remainder of the United States. By the end of 2002 we intend to be marketing the GUITRON on a worldwide basis. During the second quarter of 2000, we intend to introduce GUITRON accessories including guitar straps, cases, amplifiers, headphones, picks, and foot and music stands. Our long term marketing objective is to create full consumer awareness of the GUITRON, the accessory items, and such other products that we may develop in the future. Our medium term marketing objective is to introduce new lines of GUITRONS in or before 2004. These new lines are expected to be the result of our continuing dedication to research and development and our ability to respond to consumer feedback.

      To limit our fixed expenses by decreasing our employee requirements, to enable us to expedite the implementation of our sales and marketing plans and strategies, and to position us to take advantage of the services of professional sales and marketing organizations, we have decided to rely on outsourcing for our sales and marketing needs. Accordingly, we have entered into marketing agreements with Marvin Chankowsky (the "Chankowsky Marketing and Consulting Agreement") and Jean Pilote (the "Pilote Marketing Agreement") to develop, coordinate and implement marketing strategies for the GUITRON and the accessory items. Jean Pilote, an experienced marketer of products and services, will coordinate our marketing for the Quebec and Eastern Canada regions, while Marvin Chankowsky, directly or through MBC Marketing Ltd., a leading Canadian sales promotion agency under the control of Mr. Chankowsky, with offices in Toronto, Canada, Montreal Canada, and affiliated offices in New York, Los Angeles and Atlanta, the United Kingdom and Australia, will coordinate our marketing for the United States and subsequently other countries and territories.

      The Pilote Marketing Agreement between Guitron Canada and Jean Pilote was entered into on September 1, 1999. It has a two year term that commenced on September 1, 1999 and provides for Mr. Pilote to devise, develop and implement a marketing plan with respect to sales of GUITRONS in the Province of Quebec, Eastern Canada and such other geographic areas that shall be mutually agreed to by the parties (collectively the "Sales Territory"). In consideration of such services, the Pilote Marketing Agreement provides for the reimbursement of all approved out of pocket expenses incurred by Mr. Pilote and his affiliates in connection with the performance of the contract, the issuance to Mr. Pilote of 1,000 shares of Guitron Canada (3,250 shares of Guitron International Inc., on a post acquisition basis) which issuance was made on December 7, 1999; and additional compensation, as described below, which is based upon

GUITRON sales that are directly related to the marketing efforts of Mr. Pilote and his affiliates within the Sales Territory during the term of the Pilote Market Agreement.

      This additional compensation consists of the following:

      (i) the right to receive 1,000 shares of Guitron Canada (up to a maximum of 9,000 shares) which will be 3,250 shares of Guitron International Inc. on a post acquisition basis (up to a maximum of 29,250 shares) for every Cdn $100,000 (approximately US $68,900) in net receipts realized by us from sales of GUITRONS in the Sales Territory during the term of the Pilote Marketing Agreement where such sales are directly related to the marketing efforts of Mr. Pilote and his affiliates;

      (ii) during the stock earn out period described in (i) above, the right to receive a sales commission equal to 3% of the net receipts realized by us from sales of GUITRONS in the Sales Territory during the term of the Pilote Marketing Agreement that are directly attributable to the marketing efforts of Mr. Pilote and his affiliates; and

      (iii) subsequent to the stock earn out period described in (i) above, the right to receive a sales commission equal to 6% of the net receipts realized by us from sales of GUITRONS in the Sales Territory during the term of the Pilote Marketing Agreement that are directly attributable to the marketing efforts of Mr. Pilote and his affiliates.

      The Chankowsky Marketing and Consulting Agreement between Guitron Canada and Marvin Chankowsky was entered into as of September 29, 1999. It has a thirty month term that will commence in or about May 2000. The Chankowsky Marketing Agreement provides for Mr. Chankowsky to devise, develop and implement a marketing plan with respect to the sale of GUITRONS in North America and such other geographic areas that shall be mutually agreed to between the parties (collectively the "Sales Territory"). In consideration of the Chankowsky Marketing Agreement Guitron Canada issued 10,000 shares of its stock to Mr. Chankowsky on December 7, 1999. Mr. Chankowsky will be entitled to further compensation, as described below based upon GUITRON sales within the Sales Territory that are directly attributable to the marketing efforts of Mr. Chankowsky and his affiliates, during the term of the agreement. The stock compensation component of such further compensation will result in additional dilution to investors in this offering. We have agreed to use our best efforts to register the stock to be issued to Mr. Chankowsky pursuant to the Marketing and Consulting Agreement.

      This additional compensation consists of the following:

      (i) the right to receive 10,000 shares of Guitron Canada (up to a maximum of 264,000 shares) which will be 32,500 shares of Guitron International Inc. on a post acquisition basis (up to a maximum of 858,000 shares) for every Cdn $100,000 (approximately US$68,900) in net receipts realized by us from sales of GUITRONS in the Sales Territory during the term of the Chankowsky Marketing Agreement where such sales are directly related to the marketing efforts of Mr. Chankowsky and his affiliates;

      (ii) during the stock earn out period described in (i) above, the right to receive a sales commission equal to 2% of the net receipts realized by us from sales of GUITRONS in the Sales Territory during the term of the Chankowsky Marketing Agreement that are directly attributable to the marketing efforts of Mr. Chankowsky and his affiliates; and

      (iii) subsequent to the stock earn out period described in (i) above, the right to receive a sales commission equal to 6% of the net receipts realized by us from sales of GUITRONS in the Sales Territory during the term of the Chankowsky Marketing Agreement that are directly attributable to the marketing efforts of Mr. Chankowsky and his affiliates.

      The Quebec and Eastern Canada marketing strategy will primarily involve a direct marketing approach that will utilize various media including, but not limited to, newspapers, magazines, radio and television advertisements as well as infomercials. This marketing strategy will also utilize the talents and name recognition, in the Quebec and other french speaking regions of Canada, of our Canadian spokesperson, Jean Pierre Ferland. Mr. Ferland is a French-Canadian artist, singer and songwriter who has built an extensive reputation with his audiences.

      Other direct marketing approaches intended to be utilized include (i) establishment of a toll free information number which will provide interested parties with detailed information respecting the GUITRON; (ii) sponsorships of music promotion programs within educational institutions, that will be geared towards 12 to 25 year old music students as well as aspiring musicians, and that will support music competitions, concerts and music clubs involving, among other musical instruments, the GUITRON; (iii) product promotion by arranging for GUITRON use by performing artists at concerts, cafes, cabarets, television shows and other high profile venues; and (iv) creation of an internet web site that will promote the GUITRON by among other things, providing a product demonstration.

      The North American marketing strategy will involve a dual approach utilizing both direct marketing, similar to the direct marketing strategies to be utilized with respect to our Canadian marketing, and distribution through large retailers.

Supplies and Suppliers

      The primary  components  of the  GUITRON  include  electronics,  hardware, software, and guitar bodies. These components will be manufactured for us by third parties. We will assemble GUITRONS at our Montreal, Canada office. We also intend to sell related accessories manufactured for us by third parties such as speakers, amplifiers, stands, straps, footrests and cases. Suppliers of component materials and accessories will be chosen based on quality, service and price.

      The price of raw materials for the manufacture of GUITRONS is expected to remain stable in the near term. Increases that may occur are expected to be small, although no assurance can be given that this will prove to be the case. Each category of raw materials has several competing suppliers. We do not intend to be dependent upon any one supplier for each of the raw materials that we will purchase. We expect all required raw materials to be readily available in sufficient quantities and to be of required quality. In the extreme situation, however, were any required raw materials not to be generally available, it would have a material adverse effect on our operations.

Seasonal Aspects

      We do not expect to experience seasonal variations in our operating results.

Research and Development

      Except as otherwise disclosed herein, all of our research and development activities are company sponsored. To date all of such activities have related to the development of the GUITRON. During the fiscal year ending July 31,2000 we anticipate spending approximately Cdn $400,000 (approximately US $275,600) on research and development, approximately Cdn $307,146 (approximately US $209,282, based upon the average conversion rate in effect for the first six months of fiscal 2000, which was approximately $.681) of which had been spent as of January 31, 2000. During the fiscal years ended July 31, 1999 and July 31, 1998 we spent approximately Cdn $459,140 (approximately US$303,674, based upon the average conversion rate in effect for fiscal 1999, which was approximately $.661) and Cdn $313,089 (approximately US $218,401, based upon the average conversion rate in effect for fiscal 1998, which was approximately $.698) respectively, on research and development activities.

      Although the basic design and development of the GUITRON was brought to completion during March 2000, we intend to continue to seek and refine and enhance our GUITRON technology. We also intend to endeavor to develop new products.

Customers

      We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

Competition

      We know of no guitar-like related devices, apparatus or equipment, utilizing electronic or other technology, which is identical or comparable to the GUITRON technology, presently being sold or used anywhere in the world. Nor are we aware of any competing patents relating to such technology. However, the GUITRON may reasonably be expected to compete with related or similar guitar, or guitar-like, instruments, apparatus or devices. Moreover prospective competitors which may enter the field may include established manufacturers of musical or electronic audio instruments and equipment, all of which will be considerably larger than we are in total assets and resources. This could enable them to bring their own technologies and instruments to advanced stages of development and marketing with more speed and efficiency than we have been, or will be, able to apply to the development and marketing of the GUITRON. There can be no assurance that the GUITRON will successfully compete with conventional guitars and existing electronic guitar-like instruments or with any improved or new technology instrument which may be developed in the future.

Canadian Government and Government Sponsored Financial Assistance

      The governments of Canada and Quebec have officially acknowledged the pivotal role played by business investment in research and development in insuring sustained economic growth and long-term prosperity. In order to encourage such activities, the Government of Canada, on a national basis, and the Government of Quebec, on a provincial basis, support private research and development initiatives through the provision of research tax incentives to businesses and individuals. These tax incentives take the form of deductions and tax credits with respect to eligible research and development expenditures of Canadian corporations. Certain tax credits are called "refundable" because of the extent that the amount of the tax credit exceeds the taxes payable, they are paid over or "refunded" to the taxpayer. Thus, such credits function effectively as monetary grants. To qualify for such tax credits, research and development activities must comprise investigation or systematic technological or scientific research conducted through pure or applied research, undertaken to advance science and develop new processes, materials, products or devices or to enhance, even slightly, existing processes, materials, products, or devices. Cdn $201,732 (approximately US $138,993) and Cdn $337,895 (approximately US $232,810) of the research and development expenditures made by Guitron Canada during the fiscal years ended July 31, 1998 and July 31, 1999, respectively, qualified for such tax credits. In consideration of such expenditures, we received Cdn $34,823 (approximately US $23,993) and Cdn $106,176 (approximately US $73,155) in tax credits for the fiscal years ended July 31, 1998 and July 31, 1999 respectively.

      Guitron Canada has also received financial assistance by way of loans and grants from Quebec governmental agencies for export market development. The terms and conditions of the government and government sponsored loans and grants obtained by Guitron Canada include the following:

      (a) Loan From Canada Economic Development for Quebec Regions ("CEDQR") CEDQR's Program for the Development of Quebec's IDEA Program provides loans in amount of up to 50% of approved expenditures made by the borrower for the purpose of identifying and developing export markets for Canadian products. Under this program, Guitron Canada has obtained a loan, as follows:

      On April 22, 1998, Guitron Canada qualified for a loan, in an amount equal to 50% of approved expenditures, up to a maximum loan amount of $99,600 Canadian (approximately $68,624 U.S.) for market development activities in the U.S. respecting the sale of GUITRONS. In connection with the foregoing, during the year ended December 31, 1998, CEDQR granted Guitron Canada loans in the aggregate amount of Cdn $99,600 (the "Loan Amount"). The loan does not require us to pay interest on the outstanding loan balance unless we are delinquent with respect to an installment payment. The CEDQR Loan is repayable as follows: (i) Cdn $9,960 of the Loan Amount is due and payable on January 31, 2001; (ii) Cdn $19,920 of the Loan Amount is due and payable on January 31, 2002; (iii) Cdn $29,880 of the Loan Amount is due and payable or January 31, 2003; and (iv) Cdn $39,840 of the Loan Amount is due and payable on January 31, 2004.

      (b) Loan From Business Development Bank of Canada On April 23, 1998 The Business Development Bank of Canada ("BDBC") made a loan of $29,026 Canadian (approximately $19,999 US) to Guitron Canada for the principal purpose of helping to finance market development activities. The loan was made repayable in 60 monthly installments with payment due on the 23rd day of each month commencing February 23, 1999. The loan required the payment of interest on the outstanding principal loan balance at the rate of 10.5% per annum. The loan was secured by a life insurance policy in favor of BDBC on Ubaldo Fasano in the amount of the loan. Following the death of Mr. Fasano in April 1999, the life insurance proceeds were utilized by BDBC to pay off the remaining loan balance.

Government Regulation

      There are no special or unusual governmental laws or regulations that can be expected to materially impact on the operation of our business.

Personnel

      As of April 3, 2000 we had five employees including two executive officers, two administrative employees, and our Director of Production and Quality Control. Our Director of Research, Engineering and Manufacturing works for us on an independent contractor basis. (See "Management"). We plan to add additional employees as required for the expanded operation of our business including those required for GUITRON assembly. We consider our relationship with our employees to be satisfactory. Our work force in non-unionized.

Legal Proceedings

      No material legal proceedings are pending to which we or any of our property is subject, nor to our knowledge are any such legal proceedings threatened.

Facilities.

      Our headquarters are currently located in a leased facility located at 38 Place du Commerce on Nun's Island, Montreal, Quebec, Canada, consisting of approximately 1,500 square feet of space, which is under a month to month lease. The monthly rent due under the lease is Cdn $1,875 (approximately US $1,292), plus our proportionate share of all water taxes, business taxes, and other similar taxes and rates which may be levied or imposed upon the premises. Approximately 500 square feet of such space is utilized for general administrative purposes while the balance of approximately 1,000 square feet of such space is or will be utilized for manufacturing and assembly purposes. We believe such space is sufficient to handle our present and immediate future needs including additional production staff and equipment. Further, in the event the lease is terminated, for any reason, space sufficient to handle our then present and expected future needs is available from several sources at comparable rental rates.

                                   MANAGEMENT

Directors, Officers, Key Employees and Consultants.

      The following table sets forth certain information, as of April 3, 2000, with respect to our directors, executive officers and key employees and consultants. Following the acquisition of Guitron Canada these persons will continue to serve in these positions. With the exception of

Michael Ash, all of such directors, executive officers and key employees and consultants currently hold similar positions with Guitron Canada. As elsewhere in this prospectus, where context requires, it is assumed that the acquisition of Guitron Canada has already taken place and that our history dates back to the August 20, 1997 formation of Guitron Canada.

NAME                         AGE          POSITION
----                         ---          --------

Richard F. Duffy             53           President, Chief
                                          Executive Officer
                                          and Chairman

Michael D. A. Ash            50           Secretary, Treasurer
                                          and Director

France B. Fasano             56           Director

Edward Santelli              65           Director

David L. Rosentzveig         49           Director

Paul D. Okulov               41           Director of Research,
                                          Engineering and
                                          Manufacturing

Jean Pierre Paradis          43           Director of Production
                                          and Quality Control


      The following is a brief account of the business experience of each of our directors, executive officers, key employees and consultants during the past five years or more.

      Richard F. Duffy has been our president, chief executive officer and chairman of our board of directors since August 1998. Prior to such date however, he performed various services for us including, but not limited to, coordinating of our initial research and development activities, identifying parts suppliers, assisting us with certain financing activities and helping us to develop a marketing strategy. Mr. Duffy has an extensive background in the areas of finance and administration. From 1968 until 1991 Mr. Duffy worked in the securities industry with various investment firms including Merrill Lynch, Greenshields and Walwyn. In 1991 he left the securities trade to pursue opportunities in direct corporate management. From 1991 until 1997 Mr. Duffy managed international companies in Thailand; Toronto, Canada; Australia and

Germany before returning to his roots in Montreal, Canada where he formed his own financial consulting firm, Financial Initiatives, Inc. Mr. Duffy presently serves as president of Financial Initiatives Inc. Mr. Duffy is past president of the Canadian Investment Dealers Association (Atlantic). He has also been a post-secondary lecturer in business and finance and has been a director of various companies and charitable organizations. Mr. Duffy has a degree in Business Administration from the University of Prince Edward Island.

      Michael D. A. Ash has been our secretary, treasurer and a director since December 6, 1999. Mr. Ash has more than twenty five years of business experience. He has been a Chartered Accountant since 1972. Mr. Ash received a Bachelor's Degree in Business Administration from Bishop's University in Quebec, Canada in 1970 where he graduated Magna Cum Laude and received an MBA from Harvard Business School in 1975. Most of Mr. Ash's business career has been spent with the Government of Canada, first with the Office of the Comptroller General in Ottawa and for the eighteen year period ending in January 1999 with a federal regional economic and industrial development agency in Montreal, Canada. Thereat he gained wide ranging exposure to many companies and industrial sectors, ranging from developmental companies to major multi-national corporations. For ten years during this time, Mr. Ash was also a part time lecturer in accounting at Concordia University in Montreal. From February 11, 1999 to the present Mr. Ash has served, as the secretary, treasurer and chief financial officer for The Tirex Corporation, a development stage public company headquartered in Montreal. Mr. Ash is also a founding partner and principal shareholder of Ashbyrne Investments, Inc., a business and financial consulting firm which was formed in July 1999 and is the president, founder and sole shareholder of Ashbyrne Consultants Inc., a business and financial consulting firm which was formed in July 1999.

      France B. Fasano has been a director of our Company since April 1999 and has served as the secretary and treasurer of Guitron Canada since August 1997. Since 1997 she has also been an officer and director of Productions Polyart International, Inc., a corporation which she controls.

      Edward Santelli has been a director of our Company since June 1999. Mr. Santelli has extensive business experience in the construction industry. From 1994 to the present he has co-owned Pyramid Snow Services, a Canadian company engaged in the business of snow removal. From 1982 until 1994 he was employed as the president of Dorval Paving Co., a road contractor which he owned. From 1957 until 1982 he was employed in various capacities by Beaver Asphalt Paving Co., Ltd., a road contractor.

      David L. Rosentzveig has been a director of our Company since June 1999. He has been a practicing attorney since June 1976 with the law firm of Mendelsohn, Rosentzveig & Schacter. He is currently a partner in such firm, which serves as counsel to Guitron Canada.

      Paul D. Okulov has been our director of research, engineering and manufacturing since December 1998. Mr. Okulov is primarily responsible for the supervision of our research and development and manufacturing operations as well as our engineering requirements. Mr. Okulov has extensive experience in the areas of engineering consulting with an emphasis on problem solving, cost reduction and innovations in the mechanical, electro-mechanical and civil engineering fields. He is a member of the American Society of Mechanical Engineers. Mr. Okulov's work has resulted in numerous inventions 13 of which have been patented and even more of which are expected to be patented in the future. Mr. Okulov's professional experience has included idea conception, design development, and prototype building and testing. He has also assumed responsibility for related research, patenting, manufacturing set-ups and management. From 1977 until 1992 he worked in various capacities at the Moscow Institute of Civil Engineering, Department of Design of Metal Structures including several teaching and consulting positions. From 1992 until 1993 he was employed as a scientific consultant at Browning Thermal Systems, Inc. in Enfield, New Hampshire. From 1993 until 1997 he was employed as a Research and Development Product Manager and thereafter as a Director of Engineering at Biosig Instruments Inc. in Quebec, Canada. From 1992 until 1998 he also worked as a consultant to the automotive and metal works, thermal spray and aircraft industries in the areas of product design and patenting. From September 1, 1998 to the present Mr. Okulov has worked for Innovative Products Resources Ltd., an engineering, consulting, and research and development company which he owns and controls. In 1988 Mr. Okulov received B.S.C. and M.S. degrees in Civil Engineering from the Moscow Institute of Civil Engineering. In 1982 he received a Master's degree in Patent Procedures and Patent Law from the High State Patent Courses in Moscow. In 1985 he received a Ph.D in Mechanical Engineering from the Moscow Institute of Civil Engineering.

      Jean Pierre Paradis has been our director of production and quality control since March 6, 1999. Mr. Paradis has extensive experience in the field of electronics, electronics testing and electronics repair. He is responsible for the oversight of our daily production requirements, staff, and product quality. Mr. Paradis is an accomplished guitarist, bass guitarist and key boarder. From January 1990 until March 1999 he worked as an electronics engineer for Efkay Musical Instruments in Quebec, Canada where he was in charge of the repair department. His duties included the repair and modification of musical instruments and technical consultation. From March 1988 until December 1989 he was employed as a Senior Electronics Engineer and Video and Audio Instructor at Atlantique E'lectroniqe in Montreal, Canada where his duties included repairing, calibrating and modifying various audio and video devices and training the company's technicians. From June 1979 until June 1987 he worked in other musical instrument repair, modification, programming and teaching capacities for various employers in Quebec Canada.

DIRECTORS.

      Our directors receive no cash compensation for their services as board members or committee members and are not reimbursed for expenses incurred in connection with attending board and committee meetings. However, during both the fiscal year ended July 31, 1999 and during the present fiscal year we have granted and issued to each of our directors, other than Michael Ash, stock options to purchase an aggregate of 81,250 shares of our common stock at any time during the period ending five years from the date of grant at an exercise price of Cdn $.3077 (approximately US $.212) per share. See "Certain Transactions". All directors hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Executive officers are elected by and serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers. We have adopted a policy requiring that all material affiliated transactions, including, but not limited to loans, contractual arrangements and any forgiveness of loans, be approved by a majority of our independent directors who do not have an interest in the transaction and who had access, at our expense, to our independent legal counsel.

Limitation On Directors' Liabilities

      Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or lawsuit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

      We will not indemnify a director or officer for any breach of loyalty to us or our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the DGCL, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

EXECUTIVE COMPENSATION.

      The following table assumes the acquisition of Guitron Canada has been effected and sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended July 31, 1999 to our chief executive officer. No executive officer received annual compensation in excess of $100,000 in either of such fiscal years.

                           Summary Compensation Table

                                           Annual Compensation                                         Long-Term Compensation
                                           -------------------                                         ----------------------
Name and                       Fiscal Year Ended                Other Annual      Options/Restricted     LTIP        All Other
Principal Position             July 31,       Salary     Bonus  Compensation    SAR's   Stock Awards     Payouts     Compensation
------------------             --------       ------     -----  ------------    -----   ------------     -------     ------------
Richard Duffy                  1999              0         0      32,036(1)     81,250        0            0              0
 Chief Executive Officer

                               1998              0         0      28,800(2)          0        0(3)         0              0

(1) Represents approximately Cdn $840 (approximately US $579) in health benefits provided to Mr. Duffy and Cdn $45,656 (approximately US $31,457) in consulting fees paid to Financial Initiatives Inc., a financial consulting firm owned by Mr. Duffy's wife, and in which Mr. Duffy is an executive officer. (See "Certain Transactions")

(2) Represents approximately Cdn $41,800 (approximately US $28,800) in consulting fees paid to Financial Initiatives Inc., a financial consulting firm owned by Mr. Duffy's wife, and in which Mr. Duffy is an executive officer. (See "Certain Transactions")

(3) Excludes 1,284,290 shares issued on March 15, 1998 to Joan Callaghan, the wife of Richard Duffy.

STOCK OPTION PLANS;  STOCK  OPTION/STOCK  APPRECIATION  RIGHT GRANTS;  AGGREGATE
STOCK OPTION/STOCK APPRECIATION RIGHT EXERCISES AND FISCAL YEAR END STOCK OPTION/STOCK APPRECIATION RIGHT VALUES; REPORT ON REPRICING OF STOCK OPTIONS/STOCK APPRECIATION RIGHTS.

      From our inception on August 20, 1997 through July 31, 1999 we did not adopt any stock option plans. During the same period we did not grant or issue any stock appreciation rights ("SARs"). We did however, during the fiscal year ended July 31, 1999, grant and issue an aggregate of 294,800 stock options, each of which is exercisable for the purchase of 3.25 shares of our common stock. 19,800 of these options entitle the holder thereof to purchase an aggregate of 64,350 shares of our common stock at an exercise price of Cdn $.2308 (approximately US $.159) per share. 275,000 of these options entitle the holders thereof to purchase an aggregate of 893,750 shares of our common stock at an exercise price of Cdn $.3077 (approximately US $.212) per share. 25,000 of these latter options exercisable for the purchase of 81,250 shares of our common stock were issued to the named executive. During such period there were no exercises of any of our stock options and no adjustments or amendments to the exercise price of such options.

Long Term Incentive Plan Awards

      We have not made any long-term incentive plan awards since our inception.

Pension Plans

      We do not presently provide pension plans for any of our officers or directors.

Employment Agreements

      During the two fiscal years ended July 31, 1999 we did not have employment agreements with any of our executive officers and paid no cash salary to any of such executive officers. On December 6, 1999 we entered into an executive agreement with Richard Duffy (the "Executive Agreement"), pursuant to which Mr. Duffy is employed as our president and chief executive officer. The agreement is for a three year term ending December 5, 2002 and provides for salary compensation at the annual rate of $100,000. The Executive Agreement provides for the payment of bonuses at the sole discretion of our board of directors based upon an evaluation of Mr. Duffy's performance, with payment of any such bonuses to be reviewed annually. The Executive Agreement also provides for the participation by Mr. Duffy in any pension plan, profit-sharing plan, life insurance, hospitalization or surgical program, or insurance program hereafter adopted by us (there are no such programs in effect at the present time), reimbursement of business related expenses, the non-disclosure of information which we deem to be confidential to us, non-competition by Mr. Duffy with us for the one-year period following termination of his employment with us (except for termination other than for cause or a termination upon a change in control) and for various other terms and conditions of employment.

      The Executive Agreement also includes severance provisions which provide, among other things, for severance compensation to be paid to Mr. Duffy in the event that Mr. Duffy's employment is terminated by us other than for cause, or by Mr. Duffy for "good reason", as that term is defined in the Executive Agreement, or pursuant to a "change in control" of the Company. Where applicable, the Executive Agreement provides for severance compensation in an amount equal to 200% of the amount of the executive's annual base salary at the time of termination.

      The Executive Agreement further provides that, as compensation, and in lieu of payment in cash of salary, due thereunder, we may, if agreed to by Mr. Duffy, issue unregistered shares of our common stock, valued at a discounted percentage of the average of the bid and ask prices of our stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during part or all of the period in which the salary was earned under the Executive Agreement.

                              CERTAIN TRANSACTIONS

      On December 6, 1999 we entered into a three year employment agreement with Richard F. Duffy, our president and chief executive officer. The agreement provides for an initial annual base salary of $100,000. (See "Management-Executive Compensation Employment Agreements").

      On each of June 25, 1999 and November 30, 1999 Guitron Canada granted 25,000 stock options to each of its directors, Richard F. Duffy, France B. Fasano, Edward Santelli and David L. Rosentzveig in connection with their services as directors of Guitron Canada during the fiscal year ended July 31, 1999 and the current fiscal year. Each option is exercisable to purchase one share of common stock of Guitron Canada at any time during the five year period commencing on the date of grant at an exercise price of Cdn $1.00 per share. None of these options have been exercised to date. Pursuant to our acquisition of Guitron Canada, each option will become exercisable to purchase 3.25 shares of Guitron International Inc. at an exercise price of Cdn $.3077 (approximately US $.212) per share.

      During the period November 10, 1997 through January 31, 2000, we have periodically received loans from Productions Polyart International, Inc. ("PPII"), a corporation, controlled by France B. Fasano, a director and principal shareholder of our Company. As at January 31, 2000 there was an outstanding principal loan balance due to PPII of approximately $199,198. Interest at the rate of 6% per annum is payable on all outstanding loan balances. All principal and interest due on the loan is payable in full no later than July 31, 2001.

      On December 6, 1999 we entered into a two year consulting agreement (the "Consulting Agreement") with Ashbyrne Consultants Inc. ("ACI"), a Canadian corporation owned by Michael D.A. Ash, an officer and director of our Company. The agreement provides for ACI to provide us with various services, including but not limited to, (i) corporate planning; (ii) evaluation of business strategies; (iii) financial advice and planning; and (iv) corporate management assistance. Pursuant to such agreement, Mr. Ash is currently employed as our secretary, treasurer and chief financial officer on a non-salaried basis. In consideration of the Consulting Agreement, on January 3, 2000 we issued 500,000 shares of our common stock to Michael D.A. Ash and 1,500,000 shares of our common stock to Ashbyrne 2000 Limited.

      On September 1, 1997 and March 15, 1998, respectively, Guitron Canada sold 1,000,000 and 395,166 founders' shares (the "Guitron Canada Founders' Shares"), to Ubaldo Fasano and Joan Callaghan, the wife of Richard Duffy, at a price of $.00001 and $.001 per share, respectively.

      On January 15, 1999, Guitron Canada issued 25,000 options to Judit Fellegi, the wife of David Rosentzveig, one of our directors. Each option is exercisable to purchase one share of stock of Guitron Canada at any time during the five year period ending January 14, 2004 at an exercise price of Cdn $1.00 (approximately US $.689) per share. Pursuant to our acquisition of Guitron Canada, each option will become exercisable to purchase 3.25 shares of Guitron International Inc. at an exercise price of Cdn. $.3077 (approximately US $.212) per share.

      On May 17, 1999 Guitron Canada sold 6,000 shares, to Judit Fellegi, the wife of David L. Rosentzveig, one of our directors, at the price of Cdn $.90 (approximately US $.62) per share.

      On  December  7,  1999  Guitron   Canada  sold  27,300  shares  to  Loryta
Investments Ltd., a corporation beneficially owned by the family of Michael D.A. Ash, at a price of Cdn $1.00 (approximately US $.689) per share.

      On December 7, 1999 and January 3, 2000 Guitron Canada sold 7,000 and 8,850 shares, respectively to Ashbyrne Investments Inc., a corporation in which Michael D.A. Ash is the principal shareholder, at a price of Cdn $1.00 (approximately US $.689) per share.

      On October 15, 1998 and December 7, 1999 Guitron Canada sold 10,000 and 5,000 shares, respectively, to Tersan Consultants Inc., a Canadian corporation owned by Edward Santelli, one of our directors, at a price of Cdn $1.00 (approximately US $.689) per share.

      On April 15, 1999 Guitron Canada issued 100,000 options to Paul D. Okulov, each to purchase one share of stock of Guitron Canada at any time during the five year period ending April 14, 2004 at an exercise price of Cdn $1.00 (approximately US$.689) per share. On May 19, 1999 Guitron Canada issued 25,000 options to Paul D. Okulov, each to purchase one share of stock of Guitron Canada at any time during the five year period ending May 18, 2004 at an exercise price of Cdn $1.00 (approximately US $.689) per share. Pursuant to our acquisition of Guitron Canada, each option will become exercisable to purchase 3.25 shares of Guitron International Inc. at an exercise price of Cdn. $.3077 (approximately US $.212) per share.

      Since the formation of Guitron Canada on August 20, 1997 the law firm of Mendelsohn, Rosentzveig & Schacter ("Mendelsohn") has acted as its corporate counsel. David L. Rosentzveig, one of our directors, is a partner in Mendelsohn. To date, Guitron Canada has paid legal fees to Mendelsohn by issuing, on December 7, 1999, an aggregate of 50,000 shares of stock to 3535843 Canada Inc., a Canadian corporation owned by the partners of Mendelsohn.

      During the fiscal years ended July 30, 1998 and July 30, 1999 Guitron Canada paid financial and management consulting fees in the amounts of Cdn. $41,800 (approximately US $28,800) and Cdn. $45,656 (approximately US $31,457) respectively, to Financial Initiatives Inc., a financial consulting firm in which Richard Duffy, our president, is an executive officer. Financial Initiatives, Inc. is owned by Mr. Duffy's wife, Joan Callaghan.

      From December 1998 through January 31, 2000, Paul D. Okulov, our Director of Research, Engineering and Manufacturing worked for us, on an independent contractor basis, pursuant to an oral agreement that provided for payment to Mr. Okulov at the rate of Cdn $100 (approximately US $69) per hour. Pursuant to the foregoing, in lieu of cash payments, on April 15, 1999 and January 3, 2000 Guitron Canada issued 80,000 and 100,000 shares of its common stock, respectively, to Mr. Okulov. For purposes of amounts invoiced by Mr. Okulov pursuant to said agreement, these shares were valued at Cdn $1.00 per share. The foregoing agreement between Mr. Okulov and Guitron Canada was terminated by mutual consent effective January 31, 2000.

      On January 31, 2000 Guitron Canada entered into a two year contract, effective as of February 1, 2000, with Innovative Products Resources Ltd., ("IPR") a corporation owned by Paul Okulov. Pursuant thereto, IPR will manage, direct, supervise and coordinate both our continuing research and development activities respecting the GUITRON and our manufacturing operations. IPR will also provide assistance with regard to (i) the preparation of any and all patent and trademark applications that we may seek to file; (ii) the preparation of budgets and work schedules; and (iii) the supervision of certain of our personnel. In consideration of the foregoing, the agreement provides for monthly payments to IPR of Cdn. $10,000 (approximately US $6,890) together with related Canadian provincial sales taxes and goods and services taxes. The agreement also provides for the payment of bonuses to IPR at the discretion of management, which bonuses, if any, may be paid in cash or stock.

      In January 2000, Richard Duffy and France B. Fasano made interest free loans to us in the amounts of Cdn $25,000 (approximately US $17,225) and Cdn $55,000 (approximately US $37,895) respectively.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of our common stock known by us as of April 3, 2000, after giving effect to the acquisition of Guitron Canada, by (i) each person or entity known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers; and (iv) all of our named directors and executive officers as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold.

                                          Shares of
                                          Common Stock
                                          Beneficially Owned                Percentage Ownership
                                          ------------------------          ---------------------------
Name and Address of                       Before          After             Before         After
  Beneficial Owner                        Offering        Offering          Offering (8)   Offering (9)
  ----------------                        --------        --------          ------------   ------------
Paul D. Okulov(1)(2)                       991,250        892,125             9.02%         7.44%

Joan Callaghan(14)                       1,284,290      1,155,861            11.69%         9.64%

Ashbyrne 2000 Limited(21)                1,500,000      1,350,000            13.65%        11.26%

Richard F. Duffy(1)(3)                   1,446,790      1,318,361            13.17%        11   %

Michael D.A. Ash(1)(4)                   2,140,238      1,926,215            19.48%        16.07%

France B. Fasano(1)(5)                   3,412,500      3,087,500            31.06%        25.76%

Edward Santelli(1)(6)                      211,250        206,375             1.92%         1.72%

David L. Rosentzveig(1)(7)                 263,250        253,175             2.4 %         2.11%

All directors and executive
officers as a group (5 persons)          7,474,028      6,791,626            68.03%        56.66%

See Footnotes following Selling Stockholders' Table

                              SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of our common stock known by us as of April 3, 2000, by each Selling Shareholder, after giving effect to our acquisition Guitron Canada. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold. The shares being offered by the Selling Stockholders are being registered to permit public secondary trading, and the stockholders may, commencing after the completion and closing of the primary offering by us, offer all or part of their registered shares for resale from time to time. However, such Selling Stockholders are under no obligation to sell all or any portion of such shares. The table below assumes that all shares offered hereby by the Selling Stockholders shall be sold. See "Plan of Distribution".

                                          Shares of
                                          Common Stock
                                          Beneficially Owned                Percentage Ownership
                                          ------------------------          ---------------------------
Name and Address of                       Before          After             Before         After
  Beneficial Owner                        Offering        Offering          Offering(8)    Offering(9)
  ----------------                        --------        --------          -----------    -----------
Alain Breault                               19,500              0              (23)            0
Andreas Gaitanis                            48,750              0              (23)            0
Ashbyrne Investments Inc.(10)               51,513         46,362              (23)          (23)
Bartholomew Investments Ltd.(11)           128,700              0             1.17%            0

                                          Shares of
                                          Common Stock
                                          Beneficially Owned                Percentage Ownership
                                          ------------------------          ---------------------------
Name and Address of                       Before          After             Before         After
  Beneficial Owner                        Offering        Offering          Offering (8)   Offering (9)
  ----------------                        --------        --------          ------------   ------------
Carl Ravinsky(12)                          247,000              0              2.25%            0
C.C.J. Investments Ltd.                     19,500              0               (23)            0
Chris Sarena                                16,250              0               (23)            0
Diane Desjardins-Ferland                     1,625              0               (23)            0
Earl S. Cohen                               19,500              0               (23)            0
Edward C. Mungenast                         16,900              0               (23)            0
Elias Kawkab                                32,500              0               (23)            0
France B. Fasano(5)                      3,412,500      3,087,500             31.06%        25.76%
Fotini Gassios                              32,500              0               (23)            0
Frank Zylberberg                            19,500              0               (23)            0
Gabriel Ricciardelli                        16,900              0               (23)            0
George Anthony Nelson                        3,250              0               (23)            0
George Condax                               32,500              0               (23)            0
George Gaitanis                             16,250              0               (23)            0
Helen Nicolopoulos                         438,750              0                 4%            0
Ibrahim Geha                                16,250              0               (23)            0
Jean Pierre Ferland                         32,500              0               (23)            0
Jean Pierre Paradis(13)                    110,500              0              1.01%            0
Jean Pilote                                  3,250              0               (23)            0
Jeremiah O. Spitzberg                       16,900              0               (23)            0
Joan Callaghan(14)                       1,284,290      1,155,861             11.69%         9.64%
Joelle Mamane                               19,500              0               (23)            0
John Amaral                                 32,500              0               (23)            0
Judit Fellegi(15)                          100,750         90,675               (23)          (23)
Jules Brossard                              19,500              0               (23)            0
Kosta Alichos                               19,500              0               (23)            0
Tersan Consultants(16)                      48,750         43,875               (23)          (23)
Loryta Investments Ltd.(17)                 88,725         79,853               (23)          (23)
3517942 Canada Inc.                         32,500              0               (23)            0
Marc Ian Leiter                             19,500              0               (23)            0
Martin Desrosiers                           19,500              0               (23)            0
Martine Lauziere(18)                        39,000              0               (23)            0
Marvin Chankowsky                           32,500              0               (23)            0
Michael Garonce                             19,500              0               (23)            0
Michael Rosentzveig                         19,500              0               (23)            0
Patricia Havtiov                            32,500              0               (23)            0
Patrick Riga                                16,250              0               (23)            0
Paul D. Okulov(2)                          991,250        892,125              9.02%         7.44%
Raymond Boucher                              3,250              0               (23)            0
Barbara Green Mariano                       16,250              0               (23)            0
Richard Ferland                             12,058              0               (23)            0
Sandra Abitan                               19,500              0               (23)            0
Shirley Rosentzveig                         39,000              0               (23)            0
Stan Kolethras                              16,250              0               (23)            0
Vijay Kachru                                22,750              0               (23)            0
Zax Management Ltd.                         19,500              0               (23)            0
3535843 Canada Inc.(19)                    162,500              0              1.48%            0
Michael D.A. Ash(20)                       500,000        450,000              4.55%         3.75%
Ashbyrne 2000 Limited(21)                1,500,000      1,350,000             13.65%        11.26%
Frances Katz Levine(22)                    299,650              0              2.73%            0
Scott Rapfogel(22)                         299,650              0              2.73%            0

 (1) The address of the beneficial owner is c/o Guitron International Inc., 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E1T8

 (2) Includes 406,250 shares issuable to Mr. Okulov upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.212) per share.

 (3) Includes (i) 1,284,290 shares owned by Mr. Duffy's wife, Joan Callaghan; and (ii) 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.212) per share. See "Certain Transactions"

 (4)  Includes  (i)  1,500,000   shares  owned  by  Ashbyrne  2000  Limited,   a
      corporation in which Mr. Ash is a principal shareholder; (ii) 51,513 shares owned by Ashbyrne Investments Inc., a corporation in which Mr. Ash is a principal shareholder; and (iii) 88,725 shares owned by Loryta Investments Inc., a corporation which is beneficially owned by the family of Mr. Ash. See "Certain Transactions"

 (5) Includes 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.212) per share. See "Certain Transactions"

 (6) Includes (i) 48,750 shares owned by Tersan Consultants Inc., a Canadian corporation owned by Mr. Santelli; and (ii) an additional 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.212) per share. See "Certain Transactions"

 (7) Includes 19,500 shares and an additional 81,250 shares issuable upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.212 per share) owned by Mr. Rosentzveig's wife, Judit Fellegi. Excludes (i) 162,500 shares owned by 3535843 Canada Inc., a Canadian corporation, in which Mr. Rosentzveig is a minority shareholder with ownership of less than 10% of such corporation's issued and outstanding shares; and (ii) an additional 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.212) per share. See "Certain Transactions"

 (8) Based upon 10,986,660 shares issued and outstanding including 1,478,100 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

 (9) Based upon 11,986,660 shares issued and outstanding including 1,478,100 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(10) Excludes (i) 1,500,000 shares owned by Ashbyrne 2000 Limited, a corporation in which Michael D.A. Ash, a principal shareholder of Ashbyrne Investments Inc is a principal shareholder; (ii) 500,000 shares owned directly by Michael D.A. Ash; and (iii) 88,725 shares owned by Loryta Investments Inc., a corporation which is beneficially owned by the family of Mr. Ash. See "Certain Transactions".

(11) Includes 64,350 shares issuable upon the exercise of stock options at an exercise price of Cdn $.2308 (approximately US $.159) per share.

(12) Includes 195,000 shares issuable to Mr. Ravinsky upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.212) per share.

(13) Includes 48,750 shares issuable to Mr. Paradis upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.212) per share.

(14) Ms. Callaghan is the wife of Richard F. Duffy, our president and chief executive officer. Excludes 162,500 shares issuable upon the exercise of stock options owned by Richard F. Duffy, each of which is exercisable at a price of Cdn. $.3077 (approximately US $.212) per share. See "Certain Transactions"

(15) Ms. Fellegi is the wife of David L. Rosentzveig, one of our directors. Includes 81,250 shares issuable upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.212) per share. Excludes
      (i) 162,500 shares issuable upon the exercise of stock options owned by David L. Rosentzveig, each of which is exercisable at a price of Cdn. $.3077 (approximately US $.212) per share; and (ii) 162,500 shares owned by 3535843 Canada Inc., a Canadian corporation in which Mr. Rosentzveig is a minority shareholder, with ownership of less than 10% of such corporation's issued and outstanding shares. See "Certain Transactions"

(16) Tersan Consultants Inc. is a corporation owned by Mr. Santelli, one of our directors. Excludes 162,500 shares issuable upon the exercise of stock options owned by Edward Santelli, each of which is exercisable at a price of Cdn. $.3077 (approximately US $.212) per share. See "Certain Transactions"

(17) Loryta Investments Ltd. is a corporation, beneficially owned by the family of Michael D.A. Ash. Excludes (i) 500,000 shares owned directly by Mr. Ash; (ii) 1,500,000 shares owned by Ashbyrne 2000 Ltd., a corporation in which Mr. Ash is a principal shareholder; and (iii) 51,513 shares owned directly by Ashbyrne Investments Inc., a corporation in which Mr. Ash is a principal shareholder. See "Certain Transactions"

(18) Includes 32,500 shares issuable to Martine Lauziere upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.212) per share.

(19) 3535843 Canada Inc. is a Canadian corporation, one of the shareholders of which is David L. Rosentzveig, one of our directors. Mr. Rosentzveig owns less than 10% of the outstanding stock of such corporation.

(20) Excludes (i) 1,500,000 shares owned by Ashbyrne 2000 Ltd., a corporation in which Mr. Ash is a principal shareholder; (ii) 51,513 shares owned by Ashbyrne Investments Inc., a corporation in which Mr. Ash is a principal shareholder; and (iii) 88,725 shares owned by Loryta Investments Inc., a corporation beneficially owned by the family of Michael Ash. See "Certain Transactions".

(21) Excludes (i) 51,513 shares owned by Ashbyrne Investments Inc., a corporation in which Michael Ash, the principal shareholder of Ashbyrne 2000 Limited is a principal shareholder; (ii) 500,000 shares owned directly by Michael Ash, and (iii) 88,725 shares owned by Loryta Investments Inc., a corporation beneficially owned by the family of Mr. Ash.

(22) These shares were issued in consideration of legal services including, but not limited to, general corporate work and the preparation of this prospectus and related documents.

(23)  Less than 1%

                            DESCRIPTION OF SECURITIES

General

      Pursuant to our Articles of Incorporation, we are authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share. At April 3, 2000, we had issued and outstanding 2,599,300 shares of Common Stock. Assuming the acquisition of Guitron Canada had taken place on April 3, 2000, and further assuming that all presently outstanding options of Guitron Canada were exercised by the holders thereof immediately prior to such acquisition there would be 10,986,660 shares of our common stock issued and outstanding as at such date.

Common Stock

      The holders of shares of Common Stock are entitled to dividends when and as declared by our Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to common shareholders. Holders of Common Stock have one non-cumulative vote for each share held. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to our Common Stock. All of our outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Outstanding Stock Options

      Giving present effect to the acquisition of Guitron Canada, there are currently outstanding 454,800 stock options, each to purchase 3.25 shares of our common stock. Accordingly, the exercise of all of these outstanding options would result in the issuance of an aggregate of 1,478,100 shares of our common stock. 19,800 of these options were granted on March 31, 1999 and are exercisable at any time through and including September 30, 2000 at an exercise price of Cdn. $.2308 (approximately US $.159) per share. 435,000 of these options are exercisable at an exercise price of Cdn $.3077 (approximately US $.212) per share. 25,000 of the latter options were granted on January 15, 1999 and may be exercised at any time during the 5 year period ending January 14, 2004. 50,000 of the latter options were granted on May 19, 1999 and may be exercised at any time during the five year period ending May 18, 2004. 100,000 of the latter options were granted on June 25, 1999 and may be exercised at any time during the five year period ending June 24, 2004. 60,000 of the latter options were granted on October 25, 1999 and may be exercised at any time during the two and one half year period ending April 24, 2002. 100,000 of the latter options were granted on November 30, 1999 and may be exercised at any time during the five year period ending November 29, 2004. 100,000 of the latter options were granted on April 15, 1999 and may be exercised at any time during the 5 year period ending April 14, 2004.

Delaware Anti-Takeover Law

      We are not presently subject to Section 203 of the DGCL ("Section 203") and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us.
Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder"). Section 203 prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations, (b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the

Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate' share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt of the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

      The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employees stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

Transfer Agent

      Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 will act as the Transfer Agent for our common stock.

                              PLAN OF DISTRIBUTION

Shares Sold by Us

      The Primary Shares may be offered and sold by us through our officers. To the extent that these shares are sold by our officers, no selling discounts, commissions or other form of remuneration will be paid in connection with the offering. We may however, utilize the services of NASD registered broker-dealers and/or foreign broker-dealers with respect to such offers and sales. To the extent we do so, we will pay a commission equal to 10% of the public offering price of the Primary Shares sold by such broker-dealers. The price at which the shares are offered has been established without independent appraisal by management and has no relationship to the book value per share, our earnings, or other generally accepted measurements of value. Up to 10% of the shares offered and sold by us in the offering may be purchased by present shareholders of Guitron Canada and/or Guitron International Inc., including officers and directors of such corporations.

Shares Sold by the Selling Shareholders

      The shares offered by the Selling Stockholders may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

      The distribution of the shares may be effected in one or more of the following methods:

      (i) ordinary brokers transactions, which may include long or short sales,

      (ii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

      (iii) "at the market" to or through market makers or into an existing market for the common stock,

      (iv) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

      (v) any combination of the foregoing, or by any other legally available means.

      In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

      Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. No Selling Stockholder can presently estimate the amount of such compensation.

      Each Selling Stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered by them hereunder.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Assuming the sale of the maximum offering amount, upon consummation of the Guitron Canada acquisition and the offering, we will have 10,508,560 shares of common stock issued and outstanding. Of these shares, the 1,000,000 Primary Shares sold in the offering together with all shares of Selling Stockholders stock sold in the offering commencing after the completion of the offering will be freely tradeable without restrictions or further registration under the Securities Act, except for any of such shares purchased by an "affiliate" of ours as defined in Rule 144 under the Securities Act ("Rule 144"), which will be subject to the resale limitations under Rule 144.

      In general, under Rule 144, a person or persons whose shares are required to be aggregated who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an "affiliate", is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A person who is not an "affiliate" of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

                        DISCLOSURE OF COMMISSION POSITION
                        ON INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

      Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article 9 of our certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permitted by Delaware law.

      Insofar as indemnification for liabilities may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

                                  LEGAL MATTERS

      Levine & Rapfogel, Esqs., 621 Clove Road, Staten Island, New York 10310 will render an opinion as our counsel, that the Primary Shares offered hereby, when issued and sold, will be legally issued, fully paid and nonassessable. Frances Katz Levine and Scott E. Rapfogel, attorneys with Levine & Rapfogel, each own 299,650 shares of our common stock.

                                     EXPERTS

      The financial statements included in this prospectus, and elsewhere in the registration statement as of July 31, 1999, and July 31, 1998 and from August 20, 1997 (date of inception), to July 31, 1999, have been audited by Pinkham & Pinkham, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

      The report of Pinkham & Pinkham, P.C. covering the two years ended July 31, 1999 contains an explanatory paragraph that states that we have incurred losses since inception and have limited liquidity and capital resources, which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported assets amounts or the amounts and classification of liabilities that might result from the outcome of that uncertainly.

                             ADDITIONAL INFORMATION

      With respect to the shares offered in this prospectus, we have filed with the principal office of the Securities and Exchange Commission in Washington, D.C., a registration statement on

Form SB-2. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference hereby is made. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. Any interested party may inspect the registration statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the Operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The registration statement and exhibits may also be inspected at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048, or the Commissions website located at www.sec.gov.

      We are not currently a reporting company under the Securities and Exchange Act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to file reports with the Securities and Exchange Commission under the Securities Act of 1933, and to furnish to our security holders annual reports containing audited financial statements reported on by our independent auditors.

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent Auditors Report                                                 F2

Balance Sheets as of July 31, 1999 and July 31, 1998                        F3

Statements of Operations for the year ended July 31, 1999;
for the period August 20, 1997 (Date of Inception) to July 31, 1998;
and for the period August 20, 1997 (Date of Inception) to July 31, 1999     F4

Statements of Stockholders' Equity (Deficit) for the years
ended July 31, 1998 and July 31, 1999                                       F5

Statements of Cash Flows for the year ended July 31, 1999;
for the period August 20, 1997 (Date of Inception) to July 31, 1998;
and for the period August 20, 1997 (Date of Inception) to July 31, 1999     F6

Notes to Financial Statements                                               F8

Accountants Compilation Report                                              F14

Balance Sheet as of January 31, 2000 (unaudited)                            F15

Statements of Operations for the six months ended
January 31, 2000 (unaudited) and for the period
August 20, 1997 (Date of Inception) to January 31, 2000 (unaudited)         F16

Statements of Stockholders' Equity (Deficit) for the years ended
July 31, 1998 and July 31, 1999 and for the six months ended
January 31, 2000 (unaudited)                                                F17

Statements of Cash Flows for the six months ended
January 31, 2000 (unaudited) and for the period August 20, 1997
(Date of Inception) to January 31, 2000 (unaudited)                         F18

Notes to Financial Statements                                               F20


                                      -F1-

                            Pinkham & Pinkham, P.C.
                          Certified Public Accountants

This is the report Pinkham & Pinkham, PC, CPA's will issue on the accompanying financial statements of Guitron International, Inc., subject to the finalization and completion of the restructuring scheme in respect of the businesses to be injected into the company as described in Note 1 to the accompanying financial statements. If the restructuring scheme is modified or not completed, there would be significant changes to the report.

                    Report of Independent Public Accountants

Board of Directors
Guitron International, Inc.

We have audited the accompanying balance sheets of Guitron International, Inc. (a development stage company) as of July 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended July 31, 1999, for the period August 20, 1997 (date of inception) to July 31, 1998 and for the cumulative period from August 20, 1997, (date of inception) to July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guitron International, Inc. (a development stage company) at July 31, 1999 and 1998, and the results of their operations, and their cash flows for the year ended July 31, 1999, for the period August 20, 1997 (date of inception) to July 31, 1998 and for the cumulative period from August 20, 1997, (date of inception) to July 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is still in the development stage and it cannot be determined at this time that the technology acquired will be developed to a productive stage. In 1999 and 1998, the Company experienced net losses and had limited liquidity and capital resources. The Company's uncertainty as to its productivity and its ability to raise sufficient capital, raise doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /S/ Pinkham & Pinkham, P.C.

                                        Pinkham & Pinkham, P.C.
                                        Certified Public Accountants

March 27, 2000
Cranford, New Jersey


                                      -F2-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                                 Balance Sheets
                                    July 31,

                                     Assets

                                                                                      1999         1998
                                                                                   ---------    ---------
Current assets
  Sales tax receivable                                                             $  15,547    $  12,396
  R&D Investment tax credit receivable                                                70,455       23,217
                                                                                   ---------    ---------
                                                                                      86,002       35,613

Property and equipment, at cost, net of accumulated
  depreciation and amortization                                                       13,415        5,623

Other assets
  Security deposits                                                                    1,241        1,241
                                                                                   ---------    ---------

                                                                                   $ 100,658    $  42,477
                                                                                   =========    =========


                                    Liability and Stockholders' Equity (Deficit)
Current liabilities
  Notes payable - bank                                                             $  80,133    $  66,421
  Current portion of long-term debt                                                    6,985       23,215
  Accounts payable and accrued expenses                                               87,593      108,251
                                                                                   ---------    ---------

                                                                                     174,711      197,887
                                                                                   ---------    ---------

Other liabilities
  Long term debt (net of current portion)                                             85,301       38,846
  Loans from affiliated companies                                                     94,426       23,160
  Loan from officers                                                                   3,517           --
                                                                                   ---------    ---------

                                                                                     183,244       62,006
                                                                                   ---------    ---------
Stockholders' equity (deficit)
 Common stock                                                                        190,952        4,585
 Additional paid-in-capital                                                          172,264       76,080
 Deficit accumulated during the development stage                                   (631,155)    (310,060)
 Unrealized gain on foreign exchange                                                  10,642       11,979
                                                                                   ---------    ---------

                                                                                    (257,297)    (217,416)
                                                                                   ---------    ---------

                                                                                   $ 100,658    $  42,477
                                                                                   =========    =========

                        See Notes to Financial Statements

                                      -F3-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                            Statements of Operations

                                                                           Cumulative
                                                                           Period from
                                                            August 20,     August 20,
                                                 Year         1997            1997
                                                Ended        Date of        (Date of
                                               July, 31   Inception) to   Inception) to
                                                 1999     July 31, 1998   July 31, 1999
                                            -----------   -------------   -------------
Revenue                                     $        --    $        --    $        --
                                            -----------    -----------    -----------

Operations
  General and administrative                     18,690         87,768        106,458
  Depreciation and amortization                   3,524            868          4,392
  Research and development                      303,674        218,401        522,075
                                            -----------    -----------    -----------

Total expense                                   325,888        307,037        632,925
                                            -----------    -----------    -----------

Loss before other income and expenses          (325,888)      (307,037)      (632,925)
                                                                          -----------

Other expense
  Interest expense                              (13,491)        (3,023)       (16,514)
                                            -----------    -----------    -----------

Net loss before extraordinary item             (339,379)      (310,060)      (649,439)


Extraordinary item - early extinguishment
  of debt                                        18,284             --         18,284
                                            -----------    -----------    -----------

Comprehensive loss                          $  (321,095)   $  (310,060)   $  (631,155)
                                            ===========    ===========    ===========


Net loss per common share                   $      (.22)          (.27)   $      (.48)
                                            ===========    ===========    ===========

Weighted average shares of common
 stock outstanding                            1,487,970      1,139,203      1,318,590
                                            ===========    ===========    ===========

                        See Notes to Financial Statements

                                      -F4-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                  Statements of Stockholders' Equity (Deficit)

                                                                      Deficit
                                                                    Accumulated
                                                         Additional    During      Unrealized
                                    Common Stock          Paid-in    Development    Foreign
                                Shares       Amount       Capital       Stage       Exchange        Total
                              ---------    ----------   ----------   ----------    ----------    ----------
Issuance of common stock      1,409,166    $      277   $       --   $       --    $       --    $      277
Stock issued for services        21,500         4,308           --           --            --         4,308
Government grants                    --            --       76,080           --            --        76,080
Unrealized gain on foreign
 exchange                            --            --           --           --        11,979        11,979
Net loss for year                    --            --           --     (310,060)           --      (310,060)
                             ----------    ----------   ----------   ----------    ----------    ----------

Balance at July 31, 1998      1,430,666         4,585       76,080     (310,060)       11,979      (217,416)

Issuance of  common stock       201,000       127,007           --           --            --       127,007
Stock issued for services        89,455        59,360           --           --            --        59,360
Government grants                    --            --       96,184           --            --        96,184
Unrealized loss on foreign
 exchange                            --            --           --           --        (1,337)       (1,337)
Net loss for year                    --            --           --     (321,095)           --      (321,095)
                             ----------    ----------   ----------   ----------    ----------    ----------

Balance at July 31, 1999      1,721,121    $  190,952   $  172,264   $ (631,155)   $   10,642    $ (257,297)
                             ==========    ==========   ==========   ==========    ==========    ==========

                        See Notes to Financial Statements

                                      -F5-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                 Cumulative
                                                                                 Period from
                                                                 August 20,      August 20,
                                                      Year         1997             1997
                                                     Ended       (Date of         (Date of
                                                    July 31,   Inception) to    Inception) to
                                                      1999        1998          July 31, 1999
                                                  ----------   -------------    -------------
Cash flows from operating activities:
  Net loss                                        $(321,095)     $(310,060)      (631,155)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Depreciation and amortization                       3,524            868          4,392
  Stock issued in exchange for services              59,360          4,308         63,668
  Unrealized (loss) gain on foreign exchange         (1,337)        11,979         10,642
  Early extinguishments of debt                     (18,284)            --        (18,284)

Change in assets and liabilities:
  Increase in:
  Sales tax receivable                               (3,151)       (12,396)       (15,547)
   R&D investment tax credit receivable             (47,238)       (23,217)       (70,455)

   (Decrease) increase in:
   Accounts payable and accrued expenses            (20,658)       108,251         87,593
                                                  ---------      ---------      ---------

Net cash used in operating activities              (348,879)      (220,267)      (569,146)
                                                  ---------      ---------      ---------

Cash flow from investing activities:
  Purchase of property and  equipment               (11,316)        (6,491)       (17,807)
  Increase in security deposits                          --         (1,241)        (1,241)
                                                  ---------      ---------      ---------
Net cash used in investing activities               (11,316)        (7,732)       (19,048)
                                                  ---------      ---------      ---------

Cash flows from financing activities:
  Proceeds from notes payable                        13,712         66,421         80,133
  Proceeds from long-term debt                       53,505         62,061        115,566
  Payments on long-term debt                        (23,280)            --        (23,280)
  Loan from affiliated companies                     71,266         23,160         94,426
  Loans from directors                                3,517             --          3,517
  Proceeds from issuance of common stock            127,007            277        127,284
  Proceeds from grants                               96,184         76,080        172,264
  Proceeds from insurance company                    18,284             --         18,284
                                                  ---------      ---------      ---------

  Net cash provided by financing activities         360,195        227,999        588,194
                                                  ---------      ---------      ---------

  Net increase in cash and cash  equivalents             --             --             --

  Cash and cash equivalents - beginning
   of year                                               --             --             --
                                                  ---------      ---------      ---------

  Cash and cash equivalents - end of year         $      --      $      --      $      --
                                                  =========      =========      =========

                        See Notes to Financial Statements

                                      -F6-

                           GUITRON INTERNATIONAL, INC.
                           A Development Stage Company

                            Statements of Cash Flows


Supplemental Disclosure of Non-Cash Activities:
  In 1999 and 1998 stock was issued in exchange for services performed and expenses in the amount of $59,360 and $4,308, respectively.

Supplemental Disclosure of Cash Flow Information:

  Interest paid                                   $ 13,491   $ 3,023   $ 16,514
                                                  ========   =======   ========

  Income taxes paid                               $     --   $    --   $     --
                                                  ========   =======   ========

                        See Notes to Financial Statements

                                      -F7-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 -Summary of Accounting Policies
      Nature of Business
      Guitron International, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 6, 1999 for the specific purpose of acquiring Guitron Canada, which was formed on August 20, 1997. Guitron Canada was formed to develop, manufacture and sell a unique musical instrument known as the GUITRON and related music products.

      Merger of Guitron Canada
      Guitron   International,   Inc.  will  acquire  Guitron  Canada  upon  the
      completion of the sale of the minimum amount within the offering period and prior to the release from escrow of the proceeds from such sales.

      As of January 31, 2000 and at the time of the acquisition, the following securities are and will be issued and outstanding in Guitron Canada: (i) not more than 2,125,926 Guitron Canada shares and (ii) Guitron Canada Stock Options to purchase not more 454,800 Guitron Canada shares. Pursuant to the acquisition:

      (a)   All of the  outstanding  Guitron Canada shares will be exchanged for
            3.25 common shares of the Company. This will result in the issuance of a total of 6,909,260 shares of our common stock.

      (b) The exercise rights under all outstanding Guitron Canada Stock Options will be changed to provide that, for each one Guitron Canada share purchasable under the option, the option holder will be able to purchase 3.25 common shares of the Company; this will result in there being a total of 1,478,100 of the Company's common shares subject to future issuance pursuant to the exercise of presently outstanding Guitron Canada Stock Options.

      For accounting purposes the Company recorded the merger as a pooling of interests and not as a purchase.

      Fair Value of Financial Instruments
      The carrying amount of the Company's financial instruments, which principally include receivables, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

      The fair values of the Company's debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's borrowing rate. At July 31, 1999 and 1998, respectively, the carrying value of all financial instruments was not materially different from fair value.

      Development Stage
      At July 31, 1999 the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

      Cash and Cash Equivalents
      For purposes of the statement of cash flows all certificates of deposits with maturities of 90 days or less, were deemed to be cash equivalents.

      Receivables
      Management believes that all receivables as of July 31, 1999 and 1998 were fully collectible; therefore, no allowances for doubtful accounts were recorded.


                                      -F8-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 1 -Summary of Accounting Policies (continued)
      Property and Equipment
      Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the accelerated method over the estimated useful lives of three to five years.

      Repairs and maintenance costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation and amortization of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

      Estimates
      Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Adoption of Statement of Accounting Standard No. 123
      In 1998, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages, but does not require companies to record at fair value compensation cost for stock-based compensation plans. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.
      Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The difference between the fair value method of SFAS-123 and APB 25 is immaterial.

      Adoption of Statement of Accounting Standard No. 128
      In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

      As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

      Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.


                                      -F9-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 1 -Summary of Accounting Policies (continued)
      Adoption of Statement of Accounting Standard No. 128 (continued)
      For the years ended July 31, 1999 and 1998, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 1999 and 1998, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 1,478,100 shares at July 31, 1999 were not included in loss per share calculations, because to do so would have been anti-dilutive.

      Foreign Exchange
      Assets and liabilities of the Company, which are denominated in foreign currencies, are translated at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average rates throughout the year.

      Revenue Recognition
      Revenue is recognized when the product is shipped to the customer.

      Income Taxes
      The Company has net operating loss carryovers of approximately $600,000 as of July 31, 1999, expiring in the year 2013. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

      The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, effective July 1998. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

      The Company has research and development investment tax credits receivable from Canada and Quebec amounting to $70,455 and $23,217 at July 31, 1999 and 1998, respectively.


Note 2 -Going Concern
      As shown in the accompanying financial statements, the Company incurred a cumulative net loss of approximately, $631,000 as of July 31, 1999. In addition, the Company has a negative working capital of approximately $89,000 and a stockholders' deficit of approximately, $257,000.

      The Company, which is in the development stage, is currently in the process of formulating a plan to effect a public offering, the proceeds of which would be used for working capital, capital acquisitions and sales and marketing expenses. The ability of the Company to continue as a going concern is dependent on the success of the plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


                                     -F10-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 3 -Property and Equipment
      As of July 31 property and equipment consisted of the following:

                                                             1999        1998
                                                           -------     -------
      Samples                                              $10,054     $    --
      Furniture, fixtures and equipment                      4,325       3,415
      Leasehold improvements                                 1,743       1,741
      Computer                                               1,685       1,335
                                                           -------     -------
                                                            17,807       6,491
      Less accumulated depreciation and amortization         4,392         868
                                                           -------     -------
                                                           $13,415     $ 5,623
                                                           =======     =======

      Depreciation and amortization expense charged to operations was $3,524 and $868 for the years ended July 31, 1999 and 1998, respectively.

Note 4 -Notes Payable
      The Company has available a Cdn $180,000 (approximately US$119,443) line of credit which bears interest at 25%. At July 31, 1999 and 1998 there was $80,133 and $66,421, respectively, outstanding against this line of credit. The note is collateralized by virtually all of the assets of the company.

Note 5 -Long-Term Debt


                                                                          1999       1998
                                                                         -------   -------

      Term loan payable, due in monthly installments of $582
      plus interest at prime plus 2%, due April 2003                     $26,194   $33,086

      Loans payable under the Program for the Development
      of Quebec SME's based on 50% of approved eligible
      costs for the preparation of market development studies
      in certain regions. Loans are unsecured and non-interest
      bearing. (If the Company defaults the loans become
      interest bearing).
      Loan payable over five years commencing
        January 2001 due January 2004                                     66,092    12,725

      Loan payable from The Business Development Bank of
      Canada to finance market development activities. Loan
      Is due in 60 monthly installment including interest at 10.5%            --    16,250
                                                                         -------   -------

                                                                          92,286    62,061

      Current portion                                                      6,985    23,215
                                                                         -------   -------

                                                                         $85,301   $38,846
                                                                         =======   =======


                                      -F11-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 5 -Long-Term Debt (continued)

      Minimum principal repayments of each of the next five years as follows:

                  2000                              $  6,985
                  2001                                13,594
                  2002                                20,203
                  2003                                25,067
                  2004                                26,437
                                                    --------
                                                    $ 92,286
                                                    ========

Note 6 -Related Party Transactions
      The Company entered into an employment agreement with the executive officer on December 6, 1999 that provides for an annual salary of $100,000 a year plus benefits. The employment agreement calls for a term of three years. In addition to the employment services, the officer agrees not to compete with the Company for a year following the termination of employment. If the officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months.

Note 7 -Common Stock
      During the years ended July 31, 1999 and 1998, the Company issued common stock to individuals in exchange for services performed totaling $59,360 and $4,308, respectively. The dollar amounts assigned to such transactions have been recorded at the fair value of the services received, because the fair value of the services received was more evident than the fair value of the stock surrendered.

Note 8 -Stock Options
      The Company has stock options outstanding to purchase 1,478,100 shares of common stock which expire at various dates through November 2004. The exercise price ranges from $.16 to $.21.

Note 9 -Government Assistance
      The Company receives financial assistance from Revenue Canada and Revenue Quebec in the form of scientific research tax credit. During the year ended July 31, 1999 and 1998 the company received or has receivables of approximately $96,000 and $76,000, respectively, which have been recorded as additional paid in capital.

Note 10 -Commitments
      The Company leases office space on a month-to-month basis with a monthly rent of $1,292 plus a proportionate share of all water, taxes, business taxes, and other similar taxes and rates, which may be levied or imposed upon the premises. Under the terms of the lease, the Company is required to obtain adequate public liability and property damage insurance.

      Rental expense for the year ended July 31, 1999 and 1998 amounted to $15,518 and $4,120, respectively.

Note 11 -Loan from Officers
      The loan from officers is non-interest bearing and has no specific terms of repayment


                                      -F12-

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 12 -Loans from Affiliated Companies
      These loans represent advances from a company that is controlled by a director and principal shareholder of the Company. Interest is computed at 6% per annum. All principal and interest is due no later than July 31, 2001.

Note 13 -Capital Stock
      The capital stock structure for Guitron Canada is as follows:
      Authorized:
      (Unlimited as to capital contribution and the number of shares without par value)

        Common shares
        Class "A"           non-voting, participating shares

        Class "B"           8% non-cumulative, voting, non-
                            participating shares, redeemable
                            at their paid-in value

        Class "C"           10% non cumulative, non-voting
                            non-participating shares, redeemable
                            at their paid-in value

        Class "D"           $0.50  per share, non
                            cumulative, non-voting,
                            non-participating shares,
                            redeemable at $100 per share.

        Class "E"           9% non cumulative, non-voting
                            non-participating shares, redeemable
                            and retractable at their paid-in value

        Class "F"           1% monthly non cumulative, non-voting
                            non-participating shares, redeemable
                            and retractable at their paid-in value

                                                             1999       1998
                                                             ----       ----

                   Issued:                                1,721,121   1,430,666

Note 14 -Extraordinary Item
      The extraordinary item results from the early extinguisment of a long-term debt. The proceeds from a life insurance policy, which had been used to secure the balance of the loan, was used to pay off a note payable. The life insurance policy had been secured by the bank on a director of the Company.


                                      -F13-

                    [Letterhead of Pinkham & Pinkham, P.C.]

                          Certified Public Accountants

                         Accountants' Compilation Report

We have compiled the accompanying balance sheet of Guitron International, Inc. as of January 31, 2000 and the related statements of operations and retained earnings, and cash flows and supplemental information for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

                                                    /S/ Pinkham & Pinkham, P.C.
                                                    ----------------------------
                                                    Pinkham & Pinkham, P.C.
                                                    Certified Public Accountants

March 27, 2000
Cranford, New Jersey

                                      -F14-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                                  Balance Sheet
                                January 31, 2000
                                   (Unaudited)

                                     Assets

Current assets
  Sales tax receivable                                              $    18,245
  R&D Investment tax credit receivable                                  107,581
                                                                    -----------
                                                                        125,826

Property and equipment, at cost, net of accumulated
  depreciation and amortization                                          24,617

Other assets
  Security deposits                                                       1,241
                                                                    -----------

                                                                    $   151,684
                                                                    ===========

                       Liability and Stockholders' Equity

Current liabilities
  Notes payable - bank                                              $    12,040
  Current portion of long-term debt                                          --
  Accounts payable and accrued expenses                                 174,526
                                                                    -----------

                                                                        186,566
                                                                    -----------
Other liabilities
  Long term debt (net of current portion)                                68,609
  Loans from affiliated companies                                       199,198
  Loan from officers                                                     55,108
                                                                    -----------

                                                                        322,915
                                                                    -----------
Stockholders' equity
 Common stock authorized 20,000,000 shares
  issued and outstanding 9,508,560                                        9,509
Additional paid-in-capital                                            1,096,387
 Deficit accumulated during the development stage                    (1,481,910)
 Unrealized gain on foreign exchange                                     18,217
                                                                    -----------

                                                                       (357,797)
                                                                    -----------
                                                                    $   151,684
                                                                    ===========

                 See accompanying notes to financial statements
                       and accountants' compilation report

                                      -F15-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                            Statements of Operations
                                   (Unaudited)

                                                                    Cumulative
                                                                    Period from
                                                                    August 20,
                                                                       1997
                                                    Six Months       (Date of
                                                      Ended        Inception) to
                                                   January 31,      January 31,
                                                       2000            2000
                                                   -----------     -----------

Revenue                                             $       --     $        --
                                                   -----------     -----------

Operations
  General and administrative                           627,560         734,018
  Depreciation and amortization                          3,318           7,710
  Research and development                             209,282         731,357
                                                   -----------     -----------

Total expense                                          840,160       1,473,085
                                                   -----------     -----------

Loss before other income and expenses                 (840,160)     (1,473,085)

Other expenses
  Interest expense                                     (10,595)        (27,109)
                                                   -----------     -----------

Net loss                                              (850,755)     (1,500,194)

Extraordinary item - early extinguishments
  of debt                                                   --          18,284
                                                   -----------     -----------

Comprehensive loss                                 $  (850,755)    $(1,481,910)
                                                   ===========     ===========

Net loss per common share                          $      (.14)    $      (.32)
                                                   ===========     ===========

Weighted average shares of common
 stock outstanding                                   6,272,148       4,694,320
                                                   ===========     ===========

                 See accompanying notes to financial statements
                       and accountants' compilation report

                                      -F16-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                  Statements of Stockholders' Equity (Deficit)
                                   (Unaudited)

                                                                                   Deficit
                                                                                  Accumulated
                                                                 Additional         During        Unrealized
                                             Common Stock         Paid-in         Development       Foreign
                                         Shares     Amount        Capital           Stage          Exchange             Total
                                       ---------  ---------     -----------       ------------    ----------          ----------
Issuance of common stock               1,409,166  $     277     $        --       $         --     $     --           $      277
Stock issued for services                 21,500      4,308              --                 --           --                4,308
Government grants                             --         --          76,080                 --           --               76,080
Unrealized gain on  foreign
 exchange                                     --         --              --                 --       11,979               11,979
Net loss for year                             --         --              --           (310,060)          --             (310,060)
                                       ---------  ---------     -----------       ------------     --------           ----------

Balance at July 31, 1998               1,430,666      4,585          76,080           (310,060)      11,979             (217,416)

 Issuance of  common stock               201,000    127,007              --                 --           --              127,007
Stock issued for services                 89,455     59,360              --                 --           --               59,360
Government grants                             --         --          96,184                 --           --               96,184
Unrealized loss on foreign
 exchange                                     --         --              --                 --       (1,337)              (1,337)
Net loss for year                             --         --              --           (321,095)          --             (321,095)
                                       ---------  ---------     -----------       ------------     --------           ----------

Balance at July 31, 1999               1,721,121    190,952         172,264           (631,155)      10,642             (257,297)

Issuance of  common stock                315,745     96,210              --                 --           --               96,210
Stock issued for services              2,688,360     63,949         548,452                 --           --              612,401
Government grants                             --         --          34,069                 --           --               34,069
Unrealized gain on foreign
 exchange                                     --         --              --                 --        7,575                7,575
Merger of Guitron Canada               4,783,334   (341,602)        341,602                 --           --                   --
Net loss for period                           --         --              --           (850,755)          --             (850,755)
                                       ---------  ---------     -----------       ------------     --------           ----------

Balance at January 31, 2000            9,508,560  $   9,509     $ 1,096,387       $ (1,481,910)    $ 18,217           $ (357,797)
                                       =========  =========     ===========       ============     ========           ==========

                 See accompanying notes to financial statements
                       and accountants' compilation report

                                      -F17-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                            Statements of Cash Flows
                                   (Unaudited)

                                                                      Cumulative
                                                                     Period from
                                                                      August 20,
                                                                         1997
                                                      Six Months      (Date of
                                                        Ended       Inception to
                                                      January 31,    January 31,
                                                        2000            2000
                                                     ------------    -----------
Cash flows from operating activities:
  Net loss                                           $  (850,755)   $(1,481,910)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Depreciation and amortization                            3,318          7,710
  Stock issued in exchange for services                  612,401        676,069
  Unrealized gain on foreign exchange                      7,575         18,217
  Early extinguishments of debt                               --        (18,284)

Change in assets and liabilities:
  Increase in :
  Sales tax receivable                                    (2,698)       (18,245)
   R&D investment  tax credit receivable                 (37,126)      (107,581)

   Increase in :
   Accounts payable and accrued expenses                  86,933        174,526
                                                     -----------    -----------

Net cash used in operating activities                   (180,352)      (749,498)
                                                     -----------    -----------

Cash flow from investing activities:
  Purchase of property and  equipment                    (14,520)       (32,327)
  Increase  in security deposits                              --         (1,241)
                                                     -----------    -----------

Net cash used in investing activities                    (14,520)       (33,568)
                                                     -----------    -----------

Cash flows from financing activities:
  Proceeds from notes payable                                 --         80,133
  Payments on notes payable                              (68,093)       (68,093)
  Proceeds from long-term debt                                --        115,566
  Payments on long-term debt                             (23,677)       (46,957)
  Loan from affiliated companies                         104,772        199,198
  Loans from directors                                    51,591         55,108
  Proceeds from issuance of common stock                  96,210        223,494
  Proceeds from grants                                    34,069        206,333
  Proceeds from insurance company                             --         18,284
                                                     -----------    -----------

  Net cash provided by financing activities              194,872        783,066
                                                     -----------    -----------

  Net increase in cash and cash  equivalents                  --             --

  Cash and cash equivalents - beginning
   of year                                                    --             --

  Cash and cash equivalents - end of year            $        --    $        --
                                                     ===========    ===========

                 See accompanying notes to financial statements
                       and accountants' compilation report

                                      -F18-

                           GUITRON INTERNATIONAL, INC.

                           A Development Stage Company


                            Statements of Cash Flows
                                   (Unaudited)

Supplemental Disclosure of Non-Cash Activities:

  During the six months ended January 31, 2000, stock was issued in exchange for services performed and expenses in the amount of $644,646.

Supplemental Disclosure of Cash Flow Information:

  Interest paid                                       $   10,595   $   27,109
                                                      ==========   ==========

  Income taxes paid                                   $       --   $       --
                                                      ==========   ==========

                 See accompanying notes to financial statements
                       and accountants' compilation report

                                      -F19-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                          Notes to Financial Statements

Note 1 -Summary of Accounting Policies
      Nature of Business
      Guitron International, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 6, 1999 for the specific purpose of acquiring Guitron Canada , which was formed on August 20, 1997. Guitron Canada was formed to develop, manufacture and sell a unique musical instrument known as the GUITRON and related music products.

      Merger of Guitron Canada
      Guitron   International,   Inc.  will  acquire  Guitron  Canada  upon  the
      completion of the sale of the minimum amount within the offering period and prior to the release from escrow of the proceeds from such sales.

      As of January 31, 2000 and at the time of the acquisition, the following securities are and will be issued and outstanding in Guitron Canada: (i) not more than 2,125,926 Guitron Canada shares and (ii) Guitron Canada Stock Options to purchase not more 454,800 Guitron Canada shares. Pursuant to the acquisition:

      (a)   All of the  outstanding  Guitron Canada shares will be exchanged for
            3.25 common shares of the Company. This will result in the issuance of a total of 6,909,260 shares of the common stock.

      (b) The exercise rights under all outstanding Guitron Canada Stock Options will be changed to provide that, for each one Guitron Canada share purchasable under the option, the option holder will be able to purchase 3.25 common shares of the Company; this will result in there being a total of 1,478,100 of the Company's common shares subject to future issuance pursuant to the exercise of presently outstanding Guitron Canada Stock Options.

      For accounting purposes the Company recorded the merger as a pooling of interests and not as a purchase.

      Fair Value of Financial Instruments
      The carrying amount of the Company's financial instruments, which principally include cash, receivables, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

      The fair values of the Company's debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's borrowing rate. At January 31, 2000, the carrying value of all financial instruments was not materially different from fair value.

      Development Stage
      At January 31, 2000 the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

      Cash and Cash Equivalents
      For purposes of the statement of cash flows all certificates of deposits with maturities of 90 days or less, were deemed to be cash equivalents.

      Receivables
      Management believes that all receivables as of January 31, 2000 were fully collectible; therefore, no allowances for doubtful accounts were recorded.

                                      -F20-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                          Notes to Financial Statements

Note 1 -Summary of Accounting Policies (continued)
      Property and Equipment
      Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the accelerated method over the estimated useful lives of three to five years.

      Repairs and maintenance costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation and amortization of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

      Estimates
      Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Adoption of Statement of Accounting Standard No. 123
      In 1998, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages, but does not require companies to record at fair value compensation cost for stock-based compensation plans. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.
      Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The difference between the fair value method of SFAS-123 and APB 25 is immaterial.

      Adoption of Statement of Accounting Standard No. 128
      In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

      As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

      Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

                                      -F21-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                          Notes to Financial Statements

Note 1 -Summary of Accounting Policies (continued)
        Adoption of Statement of Accounting Standard No. 128 (continued) For the six months ended January 31, 2000, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 2000, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 1,478,100 shares were not included in loss per share calculations, because to do so would have been anti-dilutive.

        Foreign Exchange
        Assets and liabilities of the Company, which are denominated in foreign currencies, are translated at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average rates throughout the year.

        Revenue Recognition
        Revenue is recognized when the product is shipped to the customer.

        Income Taxes
        The Company has net operating loss carryovers of approximately $1,490,000 as of January 31, 2000, expiring in the year 2014. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

        The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, effective July 1998. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

        The  Company  has  research  and  development   investment  tax  credits
        receivable from Canada and Quebec amounting to $107,581 at January 31, 2000.

Note 2 -Going Concern
        As shown in the accompanying financial statements, the Company incurred a cumulative net loss of approximately, $1,490,000 as of January 31, 2000. In addition, the Company has a negative working capital of approximately $61,000 and a stockholders' deficit of approximately, $358,000.

        The Company, which is in the development stage, is currently in the process of formulating a plan to effect a public offering, the proceeds of which would be used for working capital, capital acquisitions and sales and marketing expenses. The ability of the Company to continue as a going concern is dependent on the success of the plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                      -F22-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                          Notes to Financial Statements

Note 3- Property and Equipment

        As of January 31, 2000 property and equipment consisted of the following:

        Samples                                                       $ 10,054
        Furniture, fixtures and equipment                                4,325
        Leasehold improvements                                           1,743
        Computer                                                        16,205
                                                                      --------
                                                                        32,327
        Less accumulated depreciation and amortization                   7,710
                                                                      --------
                                                                      $ 24,617
                                                                      ========

        Depreciation and amortization expense charged to operations was $3,318 for the six months ended January 31, 2000.

Note 4- Notes Payable
        The Company has available a Cdn $180,000 (approximately US$119,443) line of credit which bears interest at 25%. At January 31, 2000 there was $12,040 outstanding against this line of credit. The note is collateralized by virtually all of the assets of the company.

Note 5- Long-Term Debt
        Loans payable under the Program for the
        Development of Quebec SME's based on 50%
        of approved eligible costs for the
        preparation of market development studies
        in certain regions. Loans are unsecured
        and non-interest bearing. (If the Company
        defaults the loans become interest
        bearing).
        Loan payable over five years
        commencing January 2001, due January 2004                      $ 68,609

        Current portion                                                      --
                                                                       --------

                                                                       $ 68,609
                                                                       ========

        Minimum principal repayments of each of the next five years as follows:

                    2000                                               $     --
                    2001                                                  6,861
                    2002                                                 13,722
                    2003                                                 20,583
                    2004                                                 27,443
                                                                       --------
                                                                       $ 68,609
                                                                       ========

Note 6- Related Party Transactions
        The Company entered into an employment agreement with the executive officer on December 6, 1999 that provides for an annual salary of $100,000 a year plus benefits. The employment agreement calls for a term of three years. In addition to the employment services, the officer agrees not to compete with the Company for a year following the termination of employment. If the officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months.

                                      -F23-

                           GUITRON INTERNATIONAL, INC.

                          (A Development Stage Company)


                          Notes to Financial Statements

Note 7- Common Stock
        During the six months ended January 31, 2000 the Company issued common stock to individuals in exchange for services performed totaling $612,400. The dollar amounts assigned to such transactions have been recorded at the fair value of the services received, because the fair value of the services received was more evident than the fair value of the stock surrendered.

Note 8- Stock Option
        The Company has stock options outstanding to purchase 1,478,100 shares of common stock which expire at various dates through November 2004. The exercise price ranges from $.16 to $.21.

Note 9- Government Assistance
        The Company receives financial assistance from Revenue Canada and Revenue Quebec in the form of scientific research tax credit. During the six months ended January 31, 2000 the company received or has receivables of approximately $34,000 which have been recorded as additional paid in capital.

Note 10- Commitments
        The Company leases office space on a month-to-month basis with a monthly rent of $1,292 plus a proportionate share of all water, taxes, business taxes, and other similar taxes and rates, which may be levied or imposed upon the premises. Under the terms of the lease, the Company is required to obtain adequate public liability and property damage insurance.

        Rental expense for the six months ended January 31, 2000 amounted to $11,498.

Note 11- Loan from Officers
         The loan from officers is non-interest bearing and has no specific terms of repayment

Note 12- Loans from Affiliated Companies
         These loans represent advances from a company that is controlled by a director and principal shareholder of the Company. Interest is computed at 6% per annum. All principal and interest is due no later than July 31, 2001.

Note 13- Extraordinary Item
         The extraordinary item results from the early extinguishments of a long-term debt. The proceeds from a life insurance policy, which had been used to secure the balance of the loan, was used to pay off a note payable from the payment by the proceeds of a life insurance policy, which had been secured by the bank on a director of the Company.

                                      -F24-

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

----------------------------------------------------          4,302,910 Shares

TABLE OF CONTENTS                               Page

Prospectus Summary...................             3        GUITRON INTERNATIONAL
Summary Financial Information........             8                 INC.
Risk Factors ........................            10
Use of Proceeds......................            18
Market for Common Equity and
Related Stockholder Matters .........            19
Dilution.............................            19
Capitalization.......................            21
Dividend Policy......................            21
Plan of Operation....................            22
Business.............................            23
Management...........................            35
Certain Transactions.................            42
Principal Stockholders ..............            44         ------------
Selling Stockholders.................            45
Description of Securities............            48          PROSPECTUS
Plan of Distribution.................            50
Shares Eligible for Future Sale......            52         ------------
Disclosure of Commission Position
on Indemnification for Securities
Act Liabilities......................            52
Legal matters........................            53
Experts..............................            53         May 26, 2000
Additional Information...............            53
Financial Statements.................            55
----------------------------------------------------

Until _____,2000 (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                           GUITRON INTERNATIONAL INC.

                                     PART II

Item 24. Indemnification of Directors and Officers

      Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

      The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING
PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

Corporate Takeover Provisions

      Section 203 of the Delaware General Corporation Law

      We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

Item 25. Other Expenses of Issuance and Distribution

      The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than selling discounts and commissions.


   SEC Registration Fee ...........................................     $ 1,304
   NASD Filing Fee.................................................     $   930
   Blue Sky Filing Fees............................................     $ 2,000
   Printing and Engraving Expenses ................................     $13,000
   Legal Fees and Expenses ........................................     $     0(1)
   Accounting Fees and Expenses ...................................     $15,000
   Transfer Agent's Fees and Expenses .............................     $ 2,000
   Escrow Agent's Fees and Expenses................................     $ 2,500
   Miscellaneous Expenses .........................................     $ 3,266
                                                                        -------
     TOTAL ESTIMATED EXPENSES .....................................     $40,000

      All such expenses will be borne by us.

(1) Legal fees and expenses related to this offering have been paid by the issuance of shares of our common stock. The parties receiving such shares also received additional shares in connection with providing us with legal services involving general corporate work.

Item 26. Recent Sales of Unregistered Securities

      On January 3, 2000, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, we issued an aggregate of 2,599,300 shares of our common stock to Michael D.A. Ash (500,000 shares), Ashbyrne 2000 Limited (1,500,000 shares), Frances Katz Levine (299,650 shares) and Scott Rapfogel (299,650 shares). All of the foregoing persons are sophisticated investors, are familiar with our business activities and were given full and complete access to any corporate information requested by them and did in fact review extensive corporate information.

      The shares issued to Michael D.A. Ash and Ashbyrne 2000 Limited were issued in connection with consulting services. The shares issued to Frances Katz Levine and Scott Rapfogel were issued in connection with legal services.

      Pursuant to our acquisition of Guitron Canada which will take place following the sale of the minimum offering amount, all of the 2,125,926 then issued and outstanding shares of Guitron Canada will each be exchanged for 3.25 shares of our common stock. Such Guitron Canada shares are held by an aggregate of 51 persons who acquired them during the period September 1, 1997 through January 3, 2000 at prices ranging from approximately $.00001 per share to approximately $.689 per share. 46 of such issuances by Guitron Canada were made to Canadian or other foreign residents and were not subject to US securities laws. 5 of such issuances by Guitron Canada were made to US residents in reliance on Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the acquisition, all issued and outstanding stock options of Guitron Canada will be exercisable to purchase 3.25 shares of our common stock. The Guitron Canada options are held by 10 persons who acquired them during the period January 15, 1999 through January 3, 2000. All of such options were issued to Canadian and other foreign residents and therefore were not subject to U.S. securities laws.

Item 27. Exhibits

EXHIBIT NO.                             ITEM
-----------                             ----

      2.1 Form of Agreement and Plan of Reorganization among The Guitron Corporation, a Canadian corporation, Guitron International Inc., and the shareholders of The Guitron Corporation

      2.2   Form of Shareholder's Power of Attorney

      2.3   Form of Shareholders Letter of Transmittal and Custody Agreement

      3.1 Certificate of Incorporation of Guitron International Inc. filed December 6, 1999

      3.2 Certificate of Incorporation of The Guitron Corporation filed August 20, 1997.

      3.3   By-Laws of Guitron International Inc.

      4.1   Specimen Common Stock Certificate*

      5.1   Opinion and Consent of Counsel*

      10.1  Executive   Agreement   dated  December  6,  1999  between   Guitron
            International Inc. and Richard Duffy

      10.2 Marketing and Consulting Agreement dated September 29, 1999 between The Guitron Corporation and Marvin Chankowsky

      10.3  Marketing   Agreement   dated  June  1,  1999  between  The  Guitron
            Corporation and Jean Pilote

      10.4  Consulting   Agreement   dated  December  6,  1999  between  Guitron
            International Inc. and Ashbyrne Consultants Inc.

      10.5 Form of Escrow Agreement between the Company and Continental Stock Transfer & Trust Company

      10.6 Loan Agreement dated as of July 30, 1999 between The Guitron Corporation and Productions Polyart International Inc.

      10.7 Service Agreement dated January 31, 2000 between The Guitron Corporation and Innovative Products Resources Ltd.

      21 Subsidiaries - We presently have no subsidiaries. Following the receipt of the minimum offering proceeds we will acquire The Guitron Corporation, making such corporation a wholly owned subsidiary of ours.

      23 Consent of Pinkham & Pinkham, P.C., independent certified public accountants

      27    Financial Data Schedule (filed by EDGAR)

      * To be filed by amendment

Item 28. Undertakings.

      (a) Rule 415 Offering.

      The undersigned issuer hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  Reflect  in  the   prospectus   any  facts  or  events  which,
      individually   or  together,   represent  a  fundamental   change  in  the
      information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (b) Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

            (c) Rule 430A

            The undersigned issuer will:

      (1) For determining any liability under the Securities Act, treat the information in the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus file by the small business issuer under rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as at the time the Commission declared it effective.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Montreal, Canada on May 23, 2000.

                                  GUITRON INTERNATIONAL INC.

                                  By: /s/ Richard F. Duffy
                                      ------------------------------------------
                                  Richard F. Duffy, President, Chief Executive
                                  Officer and Chairman of the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with Guitron International Inc. and on the dates indicated.

 SIGNATURE                                      TITLE                                DATE
 ---------                                      -----                                ----
/s/ Richard F. Duffy                  President, Chief Executive Officer
--------------------                  and Chairman of the Board of Directors      May 23, 2000
Richard F. Duffy

/s/ Michael D.A. Ash                  Treasurer, Chief Financial and
--------------------                  Accounting Officer and Director             May 23, 2000
Michael D.A. Ash

Majority of the Board of Directors

/s/ Richard F. Duffy                  Director
--------------------
Richard F. Duffy                                                                  May 23, 2000

/s/ Michael D.A. Ash                  Director
--------------------
Michael D.A. Ash                                                                  May 23, 2000

/s/ France B. Fasano                  Director
--------------------
France B. Fasano                                                                  May 23, 2000

/s/ Edward Santelli                   Director
-------------------
Edward Santelli                                                                   May 23, 2000

/s/ David L. Rosentzveig              Director
------------------------
David L. Rosentzveig                                                              May 23, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           GUITRON INTERNATIONAL INC.

                                    EXHIBITS

                           GUITRON INTERNATIONAL INC.

                                  EXHIBIT INDEX

EXHIBIT NO.                  ITEM                                           PAGE

 2.1  Form of Agreement and Plan of Reorganization among The
      Guitron Corporation, a Canadian corporation, Guitron
      International Inc., and the shareholders of The Guitron
      Corporation                                                            90

 2.2  Form of Shareholder's Power of Attorney                                95

 2.3  Form of Shareholders Letter of Transmittal and Custody
      Agreement                                                              105

 3.1  Certificate of Incorporation of Guitron International Inc.
      filed December 6, 1999                                                 108

 3.2  Certificate of Incorporation of The Guitron Corporation
      filed August 20, 1997.                                                 112

 3.3  By-Laws of Guitron International Inc.                                  120

 4.1  Specimen Common Stock Certificate*

 5.1  Opinion and Consent of Counsel*

10.1  Executive Agreement dated December 6, 1999 between Guitron
      International Inc. and Richard Duffy                                   130

10.2  Marketing and Consulting Agreement dated September 29, 1999
      between The Guitron Corporation and Marvin Chankowsky                  141

10.3  Marketing Agreement dated June 1, 1999 between The Guitron
      Corporation and Jean Pilote                                            149

10.4  Consulting Agreement dated December 6, 1999 between Guitron
      International Inc. and Ashbyrne Consultants Inc.                       157

10.5  Form of Escrow Agreement between the Company and
      Continental Stock Transfer & Trust Company                             163

10.6  Loan Agreement dated as of July 30, 1999 between The
      Guitron Corporation and Productions Polyart International
      Inc.                                                                   172

10.7  Service Agreement dated January 31, 2000 between The
      Guitron Corporation and Innovative Products Resources Ltd.             174

21 Subsidiaries - We presently have no subsidiaries. Following the receipt of the minimum offering proceeds we will acquire The Guitron Corporation, making such corporation a wholly owned subsidiary of ours.

23    Consent of Pinkham & Pinkham, P.C., independent certified
      public accountants                                                     176

27    Financial Data Schedule (filed by EDGAR)

*     To be filed by amendment